                                                                    EXHIBIT 10.6
                                      LEASE


                                 BY AND BETWEEN


                           ARE - 6166 NANCY RIDGE, LLC

                                   as Landlord

                                       and

                           ARENA PHARMACEUTICALS, INC.

                                    as Tenant

                                      LEASE



        THIS LEASE is dated as of March ____, 1998 for reference purposes only ("Effective Date"), by and between ARE - 6166 NANCY RIDGE, LLC, a Delaware limited liability company ("Landlord") and ARENA PHARMACEUTICALS, INC., a Delaware corporation ("Tenant").

1.      Lease of Premises

        Landlord hereby leases to Tenant and Tenant hereby leases from Landlord upon the terms and conditions hereof, that certain real property (the "Demised Premises"), including all buildings and improvements thereon (the "Building"), commonly known as 6166 Nancy Ridge Drive, San Diego, California 92121, generally described as approximately 29,333 rentable square foot industrial, scientific, research & development, and laboratory facility, together with all of Landlord's rights, privileges, easements and appurtenances belonging or in any way pertaining to the Demised Premises; provided, however that Landlord reserves to itself the right to grant easements, licenses and other rights in the future over, under, on and across the Demised Premises to the extent not inconsistent with the terms of this Lease and Tenant's enjoyment of the Demised Premises. The site plan and legal description for the Demised Premises are attached hereto as Exhibit "A".

2.      Basic Lease Provisions

        2.1. For convenience of the parties, certain basic provisions of this Lease are set forth herein. The provisions set forth herein are subject to the remaining terms and conditions of this Lease and are to be interpreted in light of such remaining terms and conditions.

               2.1.1  Address of the Building:

                      6166 Nancy Ridge Drive,
                      San Diego, California 92121

               2.1.2  (a)  Rentable Area of  Building:  29,333 sq. ft.

               2.1.3  Initial Basic Annual Rent:
                      (29,333 sq.ft). x ($0.969 per sq.ft.) x (12 months)
                      = $341,084.04

               2.1.4  Initial Monthly Rental Installments of Basic Annual Rent:
                      (29,333 sq.ft). x ($0.969 per sq.ft.) = $28,423.67

               2.1.5  [Intentionally Omitted]
               2.1.6  (a)    Term Commencement Date: As defined in Section 4.1
                             hereof.


                      (b) Term Expiration Date: 15 years from the Term Commencement Date, subject to extension or earlier termination as provided herein.

               2.1.7  Security Deposit: $79,955, subject to the provisions of
                      Section 8.1 hereof.

               2.1.8 Permitted Use: Scientific research laboratories and related office uses consistent with Section 9 hereof and such other uses consistent with zoning and other applicable laws; provided such other uses do not require alterations to the Demised Premises inconsistent with the terms of Section 16 of this Lease.

               2.1.9  Address for Rent Payment:

                      ARE - 6166 Nancy Ridge, LLC
                      c/o Alexandria Real Estate Equities, Inc.
                      135 N. Los Robles Avenue, Suite 250
                      Pasadena, CA 91101
                      Attention: Corporate Secretary

                      Address for Notices to Landlord:

                      ARE - 6166 Nancy Ridge, LLC
                      c/o Alexandria Real Estate
                      Equities, Inc.
                      135 N. Los Robles Avenue, Suite 250
                      Pasadena, CA 91101
                      Attention: Corporate Secretary

                      With a copy to:

                      ARE - 6166 Nancy Ridge, LLC
                      c/o Alexandria Real Estate Equities, Inc.
                      11440 West Bernardo Court, Suite 170
                      San Diego, CA 92127
                      Attention: Gary A Kreitzer, Esq.

               2.1.10 Address for Notices to Tenant:
                      Arena Pharmaceuticals, Inc.

                      6166 Nancy Ridge Drive
                      San Diego, CA 92121
               2.1.11 Guarantor of Lease:  None

               2.1.12 The following Exhibits are attached hereto and incorporated herein:

                             Exhibit "A"           Legal Description
                             Exhibit "B"           Work Letter
                             Exhibit "C"           List of Trade Fixtures
                             Exhibit "D"           Estoppel Certificate
                             Exhibit "E"           Rules and Regulations
                             Exhibit "F"           Form of Letter of Credit

3.      Term

        3.1. This Lease shall take effect upon the Effective Date and, except as specifically otherwise provide within this Lease, each of the provisions hereof shall be binding upon and inure to the benefit of Landlord and Tenant, and each of their respective successors and permitted assigns, from the Effective Date.

        3.2. The term of this Lease (the "Term") will be that period from the Term Commencement Date as defined in Section 4.1 below through the Term Expiration Date, as such may be terminated or extended as provided herein.

4.      Possession and Commencement Date

        4.1. The "Term Commencement Date" shall be the date upon which a deed conveying title to the Demised Premises to Landlord is recorded in the Official Records of the San Diego County Recorder; provided, however, that either Tenant or Landlord may terminate this Lease if the Term Commencement Date does not occur on or before July 1, 1998. Neither Landlord nor Tenant shall have any liability to the other if Landlord is unable to deliver possession of the Demised Premises to Tenant on the Term Commencement Date, or if the Term Commencement Date does not occur for any reason, including without limitation the failure, for any reason, of the closing of the transaction contemplated by the "Purchase Agreement" (defined below). Landlord has entered into that certain Purchase and Sale Agreement and Joint Escrow Instructions (the "Purchase Agreement") with Solomon Levy, as seller, and Landlord, as buyer, providing for, among other things, the sale by Solomon Levy to Landlord of the Demised Premises. Landlord anticipates acquiring title to the Demised Premises pursuant to the terms of the Purchase Agreement.

        4.2. Tenant may, at the option of Tenant, cause to be constructed one or more projects of tenant improvements to the Building (each such project being referred to as a "TI Project" and all TI Projects being collectively referred to as the "Tenant Improvements"). Each TI Project shall be subject to the terms of
Section 16 of this Lease and shall be completed in accordance with the work letter attached hereto as Exhibit "B" (the "Work Letter"). Tenant shall be reimbursed, strictly in accordance with the terms of the Work Letter, for the cost to construct each TI Project in an aggregate amount for all TI Projects not to exceed One Million Five Hundred Thousand Dollars ($1,500,000) (the "Tenant Improvement Allowance"). The Tenant Improvement Allowance shall include the cost of construction (including changes required by law), project management by Tenant, cost of space planning, architect, engineering and other related services, building permits and other planning, testing and inspection fees, the cost of fixtures for the Demised Premises, the cost of permanent voice and data wiring within the Demised Premises, and the cost of signage affixed by Tenant to the Building.

      4.3. If Tenant submits to Landlord a construction budget which shows that the total cost of any TI Project will exceed the portion of the Tenant Improvement Allowance which is then unpaid (such difference being referred to as the "Deficiency"), Tenant shall, in accordance with this Section 4.3, pay a pro rata share of any sums properly requested in an "Advance Request" (as defined in the Work Letter). If there exists a Deficiency for any TI Project, Landlord's obligation to expend or disburse any portion of the Tenant Improvement Allowance shall be limited, for each Advance Request, to an amount equal to (a) the total amount due under the Advance Request multiplied by (b) a fraction, the numerator of which is the undisbursed balance of the Tenant Improvement Allowance at the commencement of such TI Project and the denominator of which is the budget approved for such TI Project in accordance with the Work Letter. Tenant shall have until December 31, 1999 (the "Improvement Expiration Date") to expend the unused portion Tenant Improvement Allowance, after which date Landlord's obligation to fund such costs shall expire.

        4.4. An "Improvement Rent Increase Date" is each date (i) on which Tenant receives from Landlord any portion of the Tenant Improvement Allowance and (ii) on which Landlord pays any portion of the Tenant Improvement Allowance to a third party on behalf of Tenant.

5.      Rent

        5.1. Basic Annual Rent Tenant agrees, commencing on the Term Commencement Date, to pay Landlord as Basic Annual Rent for the Demised Premises the sum set forth in Section 2.1.3 subject to the rental increases provided in
Section 6 hereof. Basic Annual Rent shall be paid in the equal monthly installments set forth in Section 2.1.4, subject to the rental increases provided in Section 6 hereof, each in advance on the first day of each and every calendar month during the Term. Notwithstanding anything to the contrary set forth herein, Tenant shall have no obligation to pay Basic Annual Rent for any period prior to the Term Commencement Date.

        5.2. Additional Rent In addition to Basic Annual Rent, Tenant agrees to pay to Landlord as additional rent ("Additional Rent") at times hereinafter specified in this Lease (i) Landlord's Operating Expenses as provided in Section 7 and (ii) any other amounts that Tenant assumes or agrees to pay under the provisions of this Lease that are owed to Landlord, including, without limitation, any and all other sums that may become due by reason of any default of Tenant or failure on Tenant's part to comply with the agreements, terms, covenants and conditions of this Lease to be performed by Tenant, after notice and lapse of applicable cure period.

        5.3.   Improvement Rent

               5.3.1 In the event and to the extent that Tenant elects to receive any portion of the Tenant Improvement Allowance pursuant to Section 4.3, in addition to the Basic Annual Rent, Tenant further agrees to pay to Landlord as additional rent the "Improvement Rent" (defined below), calculated in accordance with this Section 5.3 and subject to the increases provided in
Section 6.1.

               5.3.2 The "Improvement Rent," which shall be calculated at each Improvement Rent Increase Date, shall be equal to the product of (a) eleven percent ( 11.0% ) multiplied by (b) the amount of the Tenant Improvement Allowance actually distributed to or on behalf of Tenant as of such Improvement Rent Increase Date. The Improvement Rent shall commence on the first Improvement Rent Increase Date.

               5.3.3 The Improvement Rent shall be paid in equal monthly installments, subject to the increases provided in Section 6.1, each in advance on the first day of each and every calendar month during the Term.

               5.3.4 Notwithstanding anything to the contrary in this Lease, Tenant shall have no obligation to pay Improvement Rent for any periods prior to the Term Commencement Date.

        5.4. Rent Basic Annual Rent, Additional Rent, Improvement Rent and all other amounts payable by Tenant to Landlord pursuant to any provision of this Lease shall together be denominated "Rent". Rent shall be paid to Landlord, without abatement, deduction, or offset, in lawful money of the United States of America, at the office of Landlord as set forth in Section 2.1.10, or to such other Person or at such other place as Landlord may from time designate in writing. In the event the Term commences or ends on a day other than the first day of a calendar month, then Rent for such fraction of a month shall be prorated for such period on the basis of a thirty (30) day month and shall be paid at the then current rate for such fractional month.

6.      Rent Adjustments

        6.1. Basic Annual Rent and Improvement Rent shall be adjusted upward on the first day of the calendar month following the second (2nd) anniversary of the Term Commencement Date, and on such date every year thereafter during the Term (each, a "Rent Adjustment Date") in an amount equal to two and three-quarters percent (2.75%) of the prior year's Basic Annual Rent or Improvement Rent, as the case may be, as the same may be adjusted upward from time to time. The first 2.75% upward adjustment to the Improvement Rent shall occur on the first Rent Adjustment Date occurring after the first Improvement Rent Increase Date.

7.      Taxes; Maintenance; Repair; & Landlord's Operating Expenses

        7.1. Subject to the provisions of Section 9.8, Section 21 and Section 22, Tenant shall, at Tenant's sole cost and expense do all of the following:

      7.1.1 Pay all government impositions including, without limitation, property tax costs consisting of real and personal property taxes and assessments (including amounts due under any improvement bond upon the Demised Premises or the Building, including the parcel or parcels of real property upon which the Building is located or assessments levied in lieu thereof) imposed by any governmental authority or agency; any tax on or measured by gross rentals received from the rental of space in the Building, or tax based on the square footage of the Demised Premises or the Building as well as any parking charges, utilities surcharges, or any other costs levied, assessed or imposed by, or at the direction of, or resulting from statutes or regulations, or interpretations thereof, promulgated by any federal, state, regional, municipal or local government authority in connection with the use or occupancy of the Building or the parking facilities serving the Building; any tax on this transaction or any document to which Tenant is a party creating or transferring an interest in the Demised Premises; and any expenses, including the reasonable cost of attorneys or experts, reasonably incurred by Landlord in seeking reduction by the taxing authority of the applicable taxes, less tax refunds obtained as a result of an application for review thereof; provided, however, that so long as no Default exists, Landlord shall be required to seek Tenant's consent, which shall not be unreasonably withheld or delayed, prior to having the right to require Tenant to pay any such costs referred to in this Section 7.1.1 related to Landlord seeking a reduction in taxes which are not due to the acts of Tenant..

      7.1.2 Perform all acts necessary to keep the Demised Premises in first class condition and repair and shall pay, except as provided in Section 7.2 , all costs of any kind in connection therewith, including, by way of examples and not as a limitation upon the generality of the foregoing, costs of repairs and replacements to the Building or the other parts of the Demised Premises as appropriate to maintain the Demised Premises or the Building as required hereunder, costs of utilities furnished to the Demised Premises; sewer fees; cable T.V.; trash collection; cleaning, including windows; heating; ventilation; air-conditioning; maintenance of landscape and grounds; maintenance of drives and parking areas; security services and devices; building supplies; maintenance for and replacement of equipment utilized for operation and maintenance of the Demised Premises; license, permit and inspection fees; sales, use and excise taxes on goods and services purchased by Tenant in connection with the operation, maintenance or repair of the Demised Premises and the Building systems and equipment; telephone, postage, stationary supplies and other expenses incurred in connection with the operation, maintenance, or repair of the Demised Premises; accounting, legal and other professional fees and expenses incurred in connection with the Demised Premises; the cost of furniture, draperies, carpeting, landscaping and other customary and ordinary items of personal property, costs of complying with any Applicable Laws or hazardous waste remediation rules or regulations; service contracts; costs of services of independent contractors retained to do work of nature or type herein referenced; and costs of compensation (including employment taxes and fringe benefits) of all persons who perform regular and recurring duties connected with the day-to-day operation and maintenance of the Demised Premises, its equipment, the adjacent walks, landscaped areas, drives, and parking areas, including without limitation, janitors, floor waxers, window-washers, watchmen, gardeners, sweepers, and handymen The cost of any capital expenditures by Landlord reimbursed as Landlord's Operating Expenses pursuant to this Lease shall be amortized on a straight-line basis over a period equal to the useful life of the item as determined by reference to the vendor's or manufacturer's suggested useful life for such capital improvements or, where such reference does not exist, by reference to generally accepted accounting principals, consistently applied, but in any event not more than seven years.

        7.2. Subject to the provisions of Sections 9.8 (Required Alterations), 21 (Damage or Destruction), 22 (Eminent Domain), and the remainder of this
Section 7.2, it is intended by the parties hereto that Landlord shall have no obligation, in any manner whatsoever, to repair and maintain the Premises, or the equipment therein, all of which obligations are intended to be that of the Tenant.

               7.2.1 Landlord shall pay all of the following costs and expenses ("Landlord's Operating Expenses"), the entire cost of which shall be reimbursed to Landlord pursuant to Section 5.2:

               (i) the costs of all capital expenditures, repairs and replacements to the Demised Premises; provided, however, that the reimbursement of Landlord's Operating Expenses that are comprised of such capital expenditures, repairs and replacements shall be amortized on a straight-line basis over a period equal to the useful life of the item as determined by reference to the vendor's or manufacturer's suggested useful life for such capital improvements or, where such reference does not exist, by reference to generally accepted accounting principals, consistently applied, but in any event not more than seven years.

               (ii) insurance premiums, including premiums for public liability, property casualty, earthquake, environmental coverages and any other insurance coverages which may be obtained by Landlord pursuant to Section 20 of this Lease, and those portions of insured losses paid by Landlord as part of the deductible portion of such losses by reason of insurance policy terms; and

               (iii) Landlord's costs for management services applicable to the Demised Premises which costs shall be equal to two percent (2%) of the Annual Basic Rent.

               7.2.2 Notwithstanding the foregoing, if a Default has occurred and is continuing after notice has been given and the applicable cure period has expired, Landlord may, at its option, undertake Tenant's obligations to pay the taxes and assessments and to keep the Demised Premises in good order, condition and repair as described in Section 7.1.1 and 7.1.2, and all costs and expenses in connection therewith shall be deemed to be Landlord's Operating Expenses and reimbursed by Tenant pursuant to Section 7.3 below.

          7.2.3 Notwithstanding the foregoing, Landlord's Operating Expenses shall not include any leasing commissions; expenses which relate to preparation of rental space for a tenant; expenses of initial development and construction, including but not limited to, grading, paving, landscaping, and decorating (as distinguished from maintenance repair and replacement of the foregoing); legal expenses relating to other tenants; costs of repair to the extent reimbursed by payment received by Landlord of insurance proceeds; interest upon loans to Landlord or secured by mortgages or deeds of trust covering the Demised Premises or a portion thereof (provided interest upon a government assessment or improvement bond to be paid by Tenant in installments under Section 7.1.1 above); salaries of executive officers of Landlord; depreciation claimed by Landlord for tax purposes (provided this exclusion of "depreciation" is not intended to delete from Landlord's Operating Expenses actual costs of repairs and replacements and reasonable reserves in regard thereto which are provided for in Section 7.2 above); and any net income, franchise, capital stock, estate or inheritance taxes.

        7.3. Tenant shall pay to Landlord on the first day of each calendar month of the Term, as Additional Rent, Landlord's estimate of Landlord's Operating Expenses with respect to the Demised Premises for such month.

               7.3.1 Within ninety (90) days after the conclusion of each calendar year, (or such longer period as may be reasonably required) Landlord shall furnish to Tenant a statement showing in reasonable detail the actual Landlord's Operating Expenses for the previous calendar year. Any additional sum due from Tenant to Landlord shall be immediately due and payable. If the amounts paid by Tenant pursuant to Section 7.3 exceeds Landlord's Operating Expense for the previous calendar year, Landlord shall, at Landlord's option, either (i) credit the excess amount to the next succeeding installments of estimated Additional Rent, or (ii) pay the excess to Tenant within thirty (30) days after delivery of such statements; provided, however, any excess owing to Tenant after the expiration of the term shall be paid to Tenant within thirty (30) days after delivery of such statements.

               7.3.2 Any amount due under Section 7.3 for any period which is less than a full month shall be prorated (based on a thirty (30) day month) for such fractional month.

      7.4. Landlord's annual statement shall be final and binding upon Tenant unless Tenant, within thirty (30) days after Tenant's receipt thereof, shall contest any item therein by giving written notice to Landlord, specifying each item contested and the reason therefor. If, during such thirty (30) day period, Tenant reasonably and in good faith questions or contests the correctness of Landlord's statement of Landlord's Operating Expenses, Landlord will provide Tenant with access to Landlord's books and records and such information as Landlord reasonably determines to be responsive to Tenant's questions. In the event that after Tenant's review of such information, Landlord and Tenant cannot agree upon the amount of Landlord's Operating Expenses, then Tenant shall have the right to have an independent public accounting firm selected from among the ten (10) largest in the United States hired by Tenant (at Tenant's sole cost and expense, unless the Independent Review shall reveal a discrepancy of 5% and not less than $5,000, or more, in which case Landlord shall pay the cost of such Independent Review) and approved by Landlord (which approval shall not be unreasonably withheld or delayed) audit and/or review such Landlord's books and records for the year in question (the "Independent Review"). The results of any such Independent Review shall be binding on Landlord and Tenant. If the Independent Review shows that Landlord's Operating Expenses actually paid for the calendar year in question exceeded Tenant's obligations for such calendar year, Landlord shall at Landlord's option either (1) credit the excess amount to the next succeeding installments of estimated Additional Rent or (2) pay the excess to Tenant within thirty (30) days after delivery of such statement. If the Independent Review shows that Tenant's payments of Landlord's Operating Expenses for such calendar year were less than Tenant's obligation for the calendar year, Tenant shall pay the deficiency to the Landlord within thirty (30) days after delivery of such statement.

        7.5. Tenant shall not be responsible for Landlord's Operating Expenses attributable to the time period prior to the Term Commencement Date. The responsibility of Tenant for Landlord's Operating Expenses shall continue to the latest of (i) the Term Expiration Date, (ii) the date Tenant has fully vacated the Demised Premises (including, without limitation, the removal of all items required hereby to be removed), or (iii) if termination of the Lease is due to the default of Tenant, the date of rental commencement of a replacement tenant.

        7.6. Landlord's Operating Expenses for the calendar year in which Tenant's obligation to share therein commences and in the calendar year in which such obligation ceases, shall be prorated on a basis reasonably determined by Landlord. Expenses such as taxes, assessments and insurance premiums which are incurred for an extended time period shall be prorated based upon time periods to which applicable so that the amounts attributed to the Demised Premises relate in a reasonable manner to the time period wherein Tenant has an obligation to share in Landlord's Operating Expenses.

        7.7. The parties agree that statements in this Lease to the effect that Landlord is to perform certain of its obligations hereunder at its own cost and expense shall not be interpreted as excluding any cost from Landlord's Operating Expenses if such cost is a Landlord's Operating Expense pursuant to the terms of this Lease.

8.      Security Deposit

      8.1. Tenant shall deposit with Landlord on the Term Commencement Date, at Tenant's option, either of the following (each of which is referred to as the "Security Deposit"): (i) the sum of $79,955 in cash, or (ii) the "Letter of Credit" (defined below). The

Security Deposit shall be held by Landlord as security for the performance by Tenant of all of the terms, covenants, and conditions of this Lease to be kept and performed by Tenant during the Term. If a Default exists, including, but not limited to, any provision relating to the payment of Rent, Landlord may (but shall not be required to) draw upon, use, apply or retain all or any part of the Security Deposit as follows: (a) for the payment of any Rent or any other sum in default, (b) to reimburse Landlord for any amounts expended by Landlord in performing any of Tenant's obligations under this Lease, including without limitation, Tenant's obligations to repair and maintain the Demised Premises, and (c) to reimburse Landlord for any sums expended by Landlord after the expiration or earlier termination of the Term in performing any of Tenant's obligations to repair, maintain, remediate, replace or in any way spend money with respect to any portion of the Demised Premises. If any portion of the Security Deposit is so used or applied, Tenant shall, upon demand therefor, deposit cash with Landlord in an amount sufficient to restore the Security Deposit to its original amount, and Tenant's failure to do so shall be a material breach of this Lease. Landlord shall not be required to keep the Security Deposit separate from its general fund, and Tenant shall not be entitled to any interest on the Security Deposit.

        8.2. In lieu of depositing cash as the Security Deposit, Tenant shall have the right, but not the obligation, to deliver to Landlord an unconditional, irrevocable standby letter of credit in the amount of $79,955 (the "Letter of Credit"), which Letter of Credit shall (i) be in a form reasonably acceptable to Landlord, (ii) be issued by Silicon Valley Bank, or such other financial institution selected by Tenant and reasonably acceptable to Landlord, (iii) be for the benefit of Landlord, but shall be assignable by Landlord to any subsequent purchaser or encumbrancer of the Building or the Demised Premises,
(iv) be automatically renewable from year to year throughout the Term, (v) be payable by draft sight in San Diego, California, upon presentation of a certification signed by an officer of Landlord which states that a default under the Lease has occurred and has not been cured within any applicable cure period, and (vi) be payable in the event such Letter of Credit is not renewed on or before the date which is thirty (30) days prior to its expiration. Tenant shall pay all expenses in obtaining the Letter of Credit.

        8.3. In the event of bankruptcy or other debtor-creditor proceedings against Tenant, the Security Deposit shall be deemed to be applied first to the payment of Rent and other charges due Landlord for all periods prior to the filing of such proceedings.

        8.4. If Landlord disposes of its interest in the Demised Premises (and with respect to any subsequent transfers of the landlord's interest under this Lease), Landlord shall deliver or credit the unapplied balance of the Security Deposit then held by Landlord to Landlord's successor in interest in the Demised Premises and thereupon be relieved of further responsibility with respect to the Security Deposit as long as the transferee agrees in writing to assume Landlord's obligations under this Lease. If the transferee does not assume Landlord's obligations under this Lease and if Landlord fails to deliver or credit the unapplied balance of the Security

Deposit to the transferee, or the transferee does not credit Tenant for the amount of the unapplied balance of the Security Deposit, Tenant may deduct from Rent payable by Tenant under this Lease the amount of the unapplied balance of the Security Deposit.

        8.5. Landlord may deliver the Security Deposit to any purchaser of Landlord's interest in the Demised Premises and thereupon Landlord shall be discharged from any further liability with respect to the Security Deposit. This provision shall also apply to any subsequent transfers.

        8.6. If Tenant shall fully perform every provision of this Lease to be performed by Tenant, the Security Deposit, or any balance thereof, shall be returned to Tenant (or, at Landlord's option, to the last assignee of Tenant's interest hereunder) within ninety (90) days after the expiration or earlier termination of this Lease.

9.      Use

        9.1. Tenant shall use the Demised Premises for the purpose set forth in
Section 2.1.8 and shall not use the Demised Premises, or permit or suffer the Demised Premises to be used, for any other purpose without the prior written consent of Landlord which may be withheld in Landlord's sole discretion.

        9.2. Tenant shall not use or occupy the Demised Premises in violation of any federal, state and local laws and regulations, zoning ordinances, or the certificate of occupancy issued for the Building, and shall, upon five (5) days' written notice from Landlord, discontinue any use of the Demised Premises which is declared or claimed by any governmental authority having jurisdiction to be a violation of law, regulation or zoning ordinance or of such certificate of occupancy; provided, however, that, subject to Applicable Law, Tenant shall have the right to contest any such declaration or claim and while such contest is pending and Tenant is diligently prosecuting the same to completion, Tenant shall, subject to Applicable Law, have the right to continue such use. Tenant shall comply with any direction of any governmental authority having jurisdiction which shall, by reason of the nature of Tenant's use or occupancy of the Demised Premises, impose any duty upon Tenant or Landlord with respect to the Demised Premises or with respect to the use or occupation thereof.

        9.3. Tenant shall not do or permit to be done anything which will prevent Landlord from obtaining or maintaining any fire, environmental, extended coverage or any other insurance policy covering the Demised Premises and shall comply with all rules, orders, regulations, and requirements of the insurers of the Demised Premises.

        9.4. No sign, advertisement, or notice shall be exhibited, painted or affixed by Tenant on any exterior part of the Demised Premises or the Building without the prior written consent of Landlord, which consent will not be unreasonably withheld or delayed.

        9.5. Tenant shall not use or allow the Demised Premises to be used for any unlawful purpose, nor shall Tenant knowingly cause, maintain or permit any nuisance or waste in, on, or about the Demised Premises.

        9.6. No awnings or other projection shall be attached to any outside wall of the building. No curtains, blinds, shades or screens shall be attached to or hung in, or used in connection with, any window or door of the Building without the consent of Landlord, which consent will not be unreasonably withheld or delayed. Neither the interior nor exterior of any windows shall be coated or otherwise sunscreened without the consent of Landlord, nor shall any bottles, parcels, or other articles be placed on the windowsills. No equipment, furniture or other items of personal property shall be placed on any exterior balcony without the consent of Landlord, which consent will not be unreasonably withheld or delayed.

      9.7. Tenant shall not cause any office equipment or machinery to be installed in the Building which may reasonably be expected to cause damage to the exterior of the Building, the structural integrity of the Building, the slab, or any mechanical or safety systems of the Building. No such equipment shall be placed upon the Demised Premises without advance notice to and approval by Landlord and placement, if approved by Landlord, shall be at a location designed to accommodate such equipment.

        9.8. Tenant shall comply and shall cause the Building and the other portions of the Demised Premises to comply with all federal, state, municipal, and county laws, orders, rules, regulations, covenants or restrictions of record, building codes, regulations and ordinances applicable to the Demised Premises ("Applicable Laws"), including, without limitation, the Americans With Disabilities Act, 42 U.S.C. Section 12101, et seq. (together with regulations promulgated pursuant thereto, "ADA") and Tenant shall indemnify, defend and hold harmless from and against any loss, cost, liability or expense (including reasonable attorneys fees and disbursements) arising out of any failure of the Demised Premises to comply with the any Applicable Laws, including without limitation, the ADA. If the Applicable Laws are hereafter changed so as to require during the Term of this Lease the construction of an addition to or an alteration of the Building or the other portions of the Demised Premises, the remediation of any Hazardous Substance, or the reinforcement or other physical modification of the Building ("Required Alterations"), Landlord and Tenant shall allocate the cost of such work as follows:

               (i) Subject to 9.8(ii) below, if such Required Alterations are required as a result of the specific and unique use of the Premises by Tenant as compared with uses by tenants in general, Tenant shall be fully responsible for the cost thereof; provided, however, that if such Required Alterations are required during the last one (1) year of this Lease and the cost thereof exceeds six (6) months' Basic Rent, Tenant may instead terminate this Lease unless Landlord notifies Tenant, in writing, within ten (10) days after receipt of Tenant's termination notice that Landlord has elected to pay the difference between the actual cost thereof and the amount equal to six (6) months' Basic Rent. Notwithstanding the preceding sentence, the provisions concerning Required Alterations are intended to apply only to non-voluntary, unexpected, and new Applicable Laws. If the Required Alterations are instead triggered by Tenant as a result of an actual or proposed change in use, change in intensity of use, or modification to the Demised Premises then, and in that event, Tenant shall be fully responsible for the cost thereof, and Tenant shall not have any right to terminate the Lease.

               (ii) If such Required Alterations are not the result of the specific and unique use of the Demised Premises by Tenant (such as, governmentally mandated seismic modifications), then Landlord and Tenant shall allocate the obligation to perform the alterations, repairs or replacements and pay for such costs pursuant to the provisions of Sections 7 and 17 of this Lease.

10.     Brokers

       10.1. Tenant and Landlord each represents and warrants to the other that it has had no dealings with any real estate broker or agent in connection with the negotiation of this Lease; provided, however that Tenant has been represented by John Burnham & Company ("Broker"). Neither Landlord nor Tenant knows of any other real estate broker or agent who is or might be entitled to a commission in connection with this Lease. If and when the Term Commencement Date has occurred, Tenant shall pay to Broker a brokerage fee of $106,000 pursuant to a separate agreement between Tenant and Broker.

        10.2. Landlord hereby indemnifies and shall defend, hold and save Tenant harmless from and against any and all claims for any commissions or fees in connection with this Lease made by any broker or finder having worked, or claiming to have worked, on behalf of Landlord; provided, however, that Landlord is not represented by Broker and does not indemnify Tenant against any claims Broker may have.

        10.3. Tenant hereby indemnifies and shall defend, hold and save Landlord harmless from and against any and all claims for any commissions or fees in connection with this Lease made by any broker or finder having worked, or claiming to have worked, on behalf of Tenant, including, without limitation, Broker.

        10.4. Tenant represents and warrants that no broker or agent has made any representation or warranty relied upon by Tenant in Tenant's decision to enter into this Lease other than as contained in this Lease.

        10.5. Tenant acknowledges and agrees that the employment of brokers by Landlord is for the purpose of solicitation of offers of lease from prospective tenants and no authority is granted to any broker to furnish any representation (written or oral) or warranty from Landlord unless expressly contained within this Lease. Landlord in executing this Lease does so in reliance upon Tenant's representations and warranties contained within Sections 10.1 and 10.3 hereof.

11.     Holding Over

        11.1. If, with Landlord's express written consent, Tenant holds possession of all or any part of the Demised Premises after the expiration or earlier termination of the Term, Tenant shall become a tenant from month-to-month upon the date of such expiration or earlier termination, and in such case Tenant shall continue to pay Basic Annual Rent in the amount payable upon the date of the expiration or earlier termination of this Lease, and all other provisions, representations, covenants and agreements contained herein, other than with respect to the Term and any extensions thereof, but specifically including, without limitation, the adjustment of Basic Annual Rent pursuant to
Section 6 hereof, shall remain in full force and effect.

      11.2. Notwithstanding the foregoing, if Tenant remains in possession of the Demised Premises after the expiration or earlier termination of the Term without the express written consent of Landlord, Tenant shall become a tenant at sufferance upon the terms of this Lease except that the monthly rental shall be equal to one hundred fifty percent (150%) of the Basic Annual Rent and Additional Rent in effect during the last thirty (30) days of the Term. Tenant shall be responsible for all damages suffered by Landlord resulting from or occasioned by Tenant's holding over.

        11.3. Acceptance by Landlord of Rent after such expiration or earlier termination shall not result in a renewal or reinstatement of this Lease.

        11.4. The foregoing provisions of this Article 11 are in addition to and do not affect Landlord's right to re-entry or any other rights of Landlord hereunder or as otherwise provided by law.

12.     Taxes on Tenant's Property

        12.1. Tenant shall pay, prior to delinquency, any and all taxes levied against any personal property or trade fixtures placed by Tenant in or about the Demised Premises.

        12.2. If any such taxes on Tenant's personal property or trade fixtures are levied against Landlord or Landlord's property or, if the assessed valuation of the Building is increased by the inclusion therein of a value attributable to Tenant's personal property or trade fixtures, and if Landlord, after written notice to Tenant, pays the taxes based upon such increase in the assessed valued, then Tenant shall upon demand repay to Landlord the taxes so levied against Landlord.

        12.3. If any improvements in or alterations to the Demised Premises, whether owned by Landlord or Tenant and whether or not affixed to the real property so as to become a part thereof, are assessed for real property tax purposes at a valuation higher than the valuation prior to the completion of such improvements, then the real property taxes and assessments levied against Landlord or the Building by reason of such excess assessed valuation shall be deemed to be taxes levied against personal property of Tenant and shall be governed by the provisions of Section 12.2 above.

13.     Condition of Demised Premises

        Tenant acknowledges that neither Landlord nor any agent of Landlord has made any representation or warranty with respect to the condition of the Demised Premises or the Building, or with respect to the suitability for the conduct of Tenant's business. Tenant further acknowledges that: (a) prior to the Effective Date, Tenant has been in possession of the Demised Premises pursuant to a lease with the prior owner of the Demised Premises, which lease terminated immediately prior to the Effective Date; (b) that as the prior tenant, Tenant is familiar with the Building and the Demised Premises; and (c) Tenant is accepting the Demised Premises "AS-IS."

14.     Exterior Areas of the Demised Premises and Parking Facilities

        14.1. Tenant's rights to use the exterior portion of the Demised Premises, including the parking facilities, shall be subject to the rules and regulations adopted by Landlord and attached hereto as Exhibit "E" together with such other reasonable and nondiscriminatory rules and regulations as are hereafter promulgated by Landlord in its discretion (the "Rules and Regulations").

15.     Utilities and Services

        15.1. Tenant shall pay for all water (including, without limitation, the cost to service, repair and replace reverse osmosis, deionized and other treated water) gas, heat, light, power, telephone and other utilities supplied to the Demised Premises, together with any fees, surcharges and taxes thereon. Tenant shall, at its sole cost and expense, cause all such utilities to be delivered to the Demised Premises and metered to Tenant.

        15.2. Subject to Section 17.1 hereof, Landlord shall not be liable for, nor shall any eviction of Tenant result from, the failure to furnish any such utility or service whether or not such failure is caused by accident, breakage, repairs, strikes, lockouts or other labor disturbances or labor disputes of any character, governmental regulation, moratorium or other governmental action, inability despite the exercise of reasonable diligence or by any other cause, including the negligence of Landlord. In the event of such failure, Tenant shall not be entitled to any abatement or reduction of Rent, nor be relieved from the operation of any covenant or agreement of this Lease.

        15.3. Tenant shall pay directly to the applicable utility or service provider, prior to delinquency, for all utilities and services which may be furnished to Tenant or the Demised Premises during the Term.

        15.4. If Tenant shall require services in excess of that usually furnished or supplied for similar space in the Building, by reason of equipment operated and/or extended hours of business operation, Tenant may procure the same all at Tenant's sole cost and expense.

        15.5. Landlord reserves the right to stop service of the elevator, plumbing, ventilation, air conditioning and electric systems, when necessary, by reason of accident or emergency or for repairs, alterations or improvements, in the judgment of Landlord desirable or necessary to be made, until said repairs, alterations or improvements shall have been completed, and Landlord shall further have no responsibility or liability for failure to supply elevator facilities, plumbing, ventilation, air conditioning, electric or other utility service, when prevented from doing so by strike or accident, or by laws, rules, order, ordinances, directions, regulations or requirements of any federal, state, country or municipal authority or failure to deliver gas, oil or other suitable fuel supply or inability by exercise of reasonable diligence to obtain gas, oil or other suitable fuel. It is expressly understood and agreed that any covenants on Landlord's part to furnish any service pursuant to any of the terms, covenants, conditions, provisions or agreements of this Lease, or to perform any act or thing for the benefit of Tenant, shall not be deemed breached if Landlord is unable to furnish or perform the same by virtue of a strike or labor trouble or any other cause whatsoever.

160     Alterations

        16.1. Other than TI Projects and non-structural works of improvement which individually cost less than $25,000, Tenant shall make no alterations, additions or improvements in or to the Demised Premises without Landlord's prior written consent, which approval shall not be unreasonably withheld; provided, however, that (regardless of the cost of such improvement) in the event any proposed alteration, addition or improvement affects (i) any structural portions of the Building including exterior walls, roof, foundation and core of the Building, (ii) the exterior of the Building or (iii) any Building systems, including elevator, plumbing, air conditioning, heating, electrical, security, life safety and power (but excluding minor plumbing, electrical or security alterations, additions or improvements which do not require permits from the appropriate governmental authority, then Landlord may withhold its consent with respect thereto in its sole and absolute discretion. In any such alteration, addition or improvement which requires Landlord's prior written consent pursuant to this Section 16.1

(each a "Major Alteration"), Landlord may condition its approval of such Major Alteration on the employment of architects, contractors, suppliers or mechanics that have been approved by Landlord in Landlord's sole discretion. In seeking Landlord's approval, Tenant shall provide Landlord, at least thirty (30) days in advance of any proposed construction, with plans, specifications, bid proposals, work contracts and such other information concerning the nature and cost of the alterations as may be reasonably requested by Landlord.

        16.2. All work done by Tenant shall be accomplished in such a manner as to permit any fire sprinkler system and fire water supply lines to remain fully operable at all times.

        16.3. All work done by Tenant shall be performed in full compliance with all Applicable Laws. Tenant shall provide Landlord with "as-built" plans showing any change in the Demised Premises.

        16.4. Before commencing any work, Tenant shall give Landlord at least ten (10) days prior written notice of the proposed commencement of such work (and an additional 10 days if requested by Landlord in order for Landlord to post a Notice of Non-Responsibility prior to the commencement of any such work). Other than TI Projects being paid for by the Tenant Improvement Allowance, Tenant shall, if required by Landlord, secure at Tenant's own cost and expense a completion and lien indemnity bond satisfactory to Landlord for said work, or such other security as Landlord may reasonably require.

        16.5. All alterations, attached equipment, decorations, fixtures, machinery, trade fixtures, additions and improvements, subject to Section 16.7, attached to or built into the Demised Premises, made by either of Landlord or Tenant, including (without limiting the generality of the foregoing) all floor and wallcovering, built-in cabinet work and paneling, sinks and related plumbing fixtures, built-in autoclaves, exterior venting fume hoods and walk-in freezers and refrigerators, clean rooms, climatized rooms, ductwork, conduits, electrical panels and circuits, together with all additions and accessories thereto, installed in and upon the Demised Premises shall be and remain the property of Landlord and shall not be removed from the Building or Demised Premises by Tenant at any time during the Term. All of the foregoing shall become the property of Landlord upon the expiration or earlier termination of the Term of this Lease, and shall remain upon and be surrendered with the Demised Premises as a part thereof; provided, however, that Landlord may elect to cause Tenant to remove any such items from the Demised Premises upon the expiration or earlier termination of this Lease, and, if Landlord so elects, Tenant shall remove such alterations, attached equipment, decorations, fixtures, trade fixtures, additions and improvements upon the expiration or earlier termination of this Lease and restore any damage caused by or occasioned as a result of such result.

        16.6. Tenant shall repair any damage to the Demised Premises caused by Tenant's removal of any property from the Demised Premises. During any such restoration period,

Tenant shall pay Rent to Landlord as provided herein as if said space were otherwise occupied by Tenant.

        16.7. Notwithstanding Section 16.5, Tenant may remove from the Demised Premises those items listed on Exhibit "C" attached hereto and incorporated herein and all subsequently acquired business and trade fixtures, machinery and equipment that are not permanently affixed to the real property. If Tenant shall fail to remove all of its effects from the Demised Premises prior to expiration or earlier termination of this Lease, then Landlord may, at its option, remove the same in any manner that Landlord shall choose, and store said effects without liability to Tenant for loss thereof or damage thereto, and Tenant agrees to pay Landlord upon demand any expenses incurred to such removal and storage or Landlord may, at its option, after a reasonable attempt to notify Tenant, sell said property or any of the same, at private sale and without legal process, for such price as Landlord may obtain and apply the proceeds of such sale against any amounts due under this Lease from Tenant to Landlord and against any expenses incident to the removal, storage and sale of said personal property.

        16.8. Notwithstanding any other provision of this Article 16 to the contrary, in no event may Tenant remove any improvement from the Demised Premises as to which Landlord contributed payment, including, without limitation, the Tenant Improvements made pursuant to the Work Letter without Landlord's prior written consent, which may be withheld in Landlord's sole discretion.

170     Repairs and Replacements

      17.1. Landlord shall repair the structural and the exterior portions of the Demised Premises, including, without limitation, structural portions of the roof system (but not including the roof membrane), foundations, exterior walls, interior load bearing walls, and replace, landscaping, parking areas, the Demised Premises's systems (including, without limitation, the plumbing and the fire sprinkler, heating, ventilating, air conditioning, elevator and electrical systems) as and when required consistent with a first-class laboratory facility, and the full cost thereof shall be included as a part of Landlord's Operating Expenses as provided in Section 7.2 hereof. If Landlord fails to perform any of its repair and replacements obligations under this Section 17.1, and such failure materially affects Tenant's ability to use and occupy the Demised Premises for the purposes permitted herein, Tenant shall have the right, but not the obligation, at Tenant's sole cost and expense, to perform such repairs and/or replacements if such failure continues for more than fifteen (15) days after written notice from Tenant to Landlord and any of Landlord's lenders (provided Tenant has received notice of such lender's interest); provided, however, that if the nature of the repairs and/or maintenance to be completed by Landlord is such that more than fifteen (15) days are required to complete such repairs and/or maintenance, Landlord shall have such additional time as is reasonably necessary to complete such repairs and/or maintenance so long as Landlord takes appropriate action to commence such repairs and/or maintenance within such fifteen (15) day period and thereafter diligently pursues such repairs and/or maintenance to completion.

        17.2. Subject to Sections 9.8, 21, and 22, and except for services of Landlord, if any, required by Section 17.1, Tenant shall at Tenant's sole cost and expense keep the Demised Premises and every part thereof in good condition and repair, damage thereto from ordinary wear and tear excepted. Tenant shall, upon the Term Expiration Date or earlier termination of this Lease, surrender the Demised Premises to Landlord in as good as condition as when received, ordinary wear and tear and casualty and condemnation not caused by Tenant excepted. Landlord shall have no obligation to alter, remodel, improve, repair, decorate or paint the Demised Premises or any part thereof, except as specifically set forth in Sections 9.8, 21 and 22 of this Lease.

        17.3. Landlord shall not be liable for any failure to make any repairs or to perform any maintenance which is an obligation of Landlord unless such failure shall persist for an unreasonable time after written notice of the need of such repairs or maintenance is given to Landlord by Tenant. Tenant waives the rights under Section 1941 and 1942 of the California Civil Code or under any similar law, statute or ordinance now or hereafter in effect to make repairs at Landlord's expense.

        17.4. This Article 17 relates to repairs, maintenance and replacements arising in ordinary course of operation of the Building and any related facilities. In the event of fire, earthquake, flood, vandalism, war, or similar cause of damage or destruction, this Article 17 shall not be applicable and the provisions of Article 21 shall apply and control.

180     Liens

      18.1. Subject to the immediately succeeding sentence, Tenant shall keep the Demised Premises and the Building free from any liens arising out of work performed, materials furnished or obligations incurred by Tenant. Tenant further covenants and agrees that any mechanic's lien filed against the Demised Premises or against the Building for work claimed to have been done for, or materials claimed to have been furnished to Tenant, will be discharged by Tenant, by bond or otherwise, within ten (10) days after Tenant receives notice of the filing thereof (but not later than 30 days after the filing thereof), at the sole cost and expense of Tenant; provided, however, that if Tenant provides Landlord with a bond or other security acceptable to Landlord in its sole and absolute discretion, Tenant shall have the right to contest such liens and while such contest is being diligently prosecuted to completion by Tenant, Tenant shall not be required to discharge such lien; provided that at no time during such contest is there any imminent threat of foreclosure of such lien.

        18.2. Unless Tenant is contesting a lien in accordance with Section 18.1, should Tenant fail to discharge any lien of the nature described in
Section 18.1, Landlord may at

Landlord's election pay such claim or post a bond or otherwise provide security to eliminate the lien as a claim against title and the cost thereof shall be immediately due from Tenant as Additional Rent.

        18.3. In the event Tenant shall lease or finance the acquisition of office equipment, furnishings, or other personal property of a removable nature utilized by Tenant in the operation of Tenant's business, Tenant warrants that any Uniform Commercial Code Financing Statement executed by Tenant will upon its face or by exhibit thereto indicate that such Financing Statement is applicable only to removable personal property of Tenant located within the Demised Premises. In no event shall the address of the Building be furnished on the statement without qualifying language as to applicability of the lien only to removable personal property, located in an identified suite held by Tenant. Should any holder of a Financing Statement executed by Tenant record or place of record a Financing Statement which appears to constitute a lien against any interest of Landlord or against equipment which may be located other than within the Demised Premises, Tenant shall within ten (10) days after filing such Financing Statement (i) cause a copy of the Security Agreement or other documents to which Financing Statement pertains to be furnished to Landlord to facilitate Landlord's being in a position to show such lien is not applicable to Landlord's interest, and (ii) cause Tenant's lender to amend any documents of record so as to clarify that such lien is not applicable to any interest of Landlord in the Building or the Project.

190     Indemnification and Exculpation

        19.1. Tenant hereby indemnifies and agrees to defend and save Landlord harmless from and against any and all demands, claims, liabilities, losses, costs, expenses, actions, causes of action, damages or judgments, and all reasonable expenses incurred in investigating or resisting the same (including, without limitation, reasonable attorneys' fees, charges and disbursements), for injury or death to person or injury to property occurring within or about the Demised Premises, arising directly or indirectly out of Tenant's, it's employees, agents or guests use or occupancy of the Demised Premises or a breach or default by Tenant in the performance of any of its obligations hereunder, unless caused solely by the willful act or gross negligence of the Landlord.

       19.2. Landlord shall not be liable to Tenant and Tenant assumes all risk of damage to personal property or scientific research, including loss of records kept within the Demised Premises if the cause of such damage is of a nature which, if Tenant had elected to maintain fire and theft insurance with extended coverage and business records endorsement available on a commercially reasonable basis, would be a loss subject to settlement by the insurance carrier, including, but not limited to, damage or losses caused by fire, electrical malfunctions, gas explosion, and water damage of any type, including, but not limited to, broken water lines, malfunction of fire sprinkler system, roof leakage or stoppages of lines unless and except if such loss is due to willful disregard of Landlord after written notice by Tenant of need for a repair which Landlord is responsible to make for an unreasonable period of time. Tenant further waives any claim for injury to Tenant's business or loss of income relating to any such damage or destruction of personal property including any loss of records.

        19.3. Landlord shall not be liable for any damages arising from any act, omission or neglect of any person on or about the Demised Premises or any other third party.

        19.4. Tenant shall provide any security devices and services which Tenant may determine to be necessary. Tenant acknowledges and agrees that Landlord shall not be liable for injuries or losses caused by criminal acts of third parties and the risk that any security device or service may malfunction or otherwise be circumvented by a criminal is assumed by Tenant. Tenant shall at Tenant's cost obtain insurance coverage to the extent Tenant desires protection against such criminal acts. Tenant shall provide Landlord with all security access codes and other information which Landlord may require to access the Demised Premises.

200     Insurance - Waiver of Subrogation

        20.1. Landlord, as part of Landlord's Operating Expenses, shall carry insurance upon the Building, in an amount equal to full replacement cost (exclusive of the costs of excavation, foundations, and footings, and without reference to depreciation taken by Landlord upon its books or tax returns) or such greater amount of such insurance Landlord's mortgage lender requires Landlord to maintain, providing protection against any peril generally included within the classification "Fire and Extended Coverage" together with insurance against sprinkler damage (if applicable), vandalism and malicious mischief. Landlord, subject to availability thereof and, as part of Landlord's Operating Expenses, shall further insure, as Landlord reasonably deems appropriate coverage against flood, environmental hazard and earthquake, loss or failure of building equipment, rental loss during the period of repair or rebuild, workmen's compensation insurance and fidelity bonds for employees employed to perform services.

        20.2. Landlord, as part of Landlord's Operating Expenses, shall further carry public liability insurance with a single loss limit of not less than One Million Dollars ($1,000,000.00) for death or bodily injury, or property damage with respect to the Project.

        20.3. Tenant at its own cost shall procure and continue in effect from the Term Commencement Date and continuing throughout the Term (and occupancy by Tenant, if any, after the expiration or earlier termination of this Lease) comprehensive public liability insurance with limits of not less than Two Million Dollars ($2,000,000.00) per occurrence for death or bodily injury and not less than One Million Dollars ($1,000,000.00) for property damage with respect to the Demised Property.

        20.4. The aforesaid insurance required of Tenant shall name Landlord, its officers, employees and agents, as an additional insured. Said insurance shall be with companies having a rating of not less than policyholder rating of A and financial category rating of at least Class XII in "Best's Insurance Guide." Tenant shall obtain for Landlord from the insurance companies or cause the insurance companies to furnish certificates of coverage to Landlord. No such policy shall be cancelable or subject to reduction of coverage or other modification or cancellation except after thirty (30) days prior written notice to Landlord from the insurer. All such policies shall be written as primary policies, not contributing with and not in excess of the coverage which Landlord may carry. Tenant's policy may be a "blanket policy" which specifically provides that the amount of insurance shall not be prejudiced by other losses covered by the policy. Tenant shall, at least twenty (20) days prior to the expiration of such policies, furnish Landlord with renewals or binders. Tenant agrees that if Tenant does not take out and maintain such insurance, Landlord may (but shall not be required to) procure said insurance on Tenant's behalf and at its cost to be paid as Additional Rent.

        20.5. Subject to Section 17.3, Tenant assumes the risk of damage to any fixtures, goods, inventory, merchandise, equipment, and leasehold improvements, and Landlord shall not be liable for injury to Tenant's business or any loss of income therefrom relative to such damage all as more particularly heretofore set forth within this Lease. Tenant at Tenant's cost shall carry such insurance as Tenant desires for Tenant's protection with respect to personal property of Tenant or business interruption.

        20.6. In each instance where insurance is to name Landlord as additional insured, Tenant shall upon written request of Landlord also designate and furnish certificates so evidencing Landlord as additional insured to (i) any lender of Landlord holding a security interest in the Building or real property upon which the Building is situated, and/or (ii) the landlord under any lease wherein Landlord is tenant of the real property whereupon the Building is located if the interest of Landlord is or shall become that of a tenant under a ground lease rather than that of a fee owner, and/or (iii) any management company retained by Landlord to manage the Building or the Project.

      20.7. Landlord and Tenant each hereby waive any and all rights of recovery against the other or against the officers, directors, employees, agents, and representatives of the other, on account of loss or damage occasioned to such waiving party or its property or the property of others under its control to the extent that such loss or damage is insured against under any fire and extended coverage insurance policy which either may have in force at the time of such loss or damage. Such waivers shall continue as long as their respective insurers so permit. Any termination of such a waiver shall be by written notice of circumstances as hereinafter set forth. Landlord and Tenant upon obtaining the policies of insurance required or permitted under this Lease shall give notice to the insurance carrier or carriers that the foregoing mutual waiver of subrogation is contained in this Lease. If such policies shall not be obtainable with such waiver or shall be so obtainable only at a premium over that chargeable without such waiver, the party seeking such policy shall notify the other thereof, and the latter shall have ten (10) days thereafter to either (i) procure such insurance with companies reasonably satisfactory to the other party or (ii) agree to pay such additional premium. If neither (i) nor (ii) are done, this Section 20.7 shall have no effect during such time as such policies shall not be obtainable or the party in whose favor a waiver of subrogation is desired refuses to pay the additional premium. If such policies shall at any time be unobtainable, but shall be subsequently obtainable, neither party shall be subsequently liable for a failure to obtain such insurance until a reasonable time after notification thereof by the other party. If the release of either Landlord or Tenant, as set forth in the first sentence of this Section 20.7 shall contravene any law with respect to exculpatory agreements, the liability of the party in question shall be deemed not released but shall be secondary to the other's insurer.

        20.8. Landlord may require insurance policy limits to be raised to bring coverage limits to levels that are commercially reasonable at such time.

210     Damage or Destruction

        21.1. In the event of a partial destruction of the Building by fire or other perils covered by extended coverage insurance, not exceeding twenty-five percent (25%) of the full insurable value thereof, and if the damage thereto is such that the Building may be repaired, reconstructed or restored within a period of six (6) months from the date of the happening of such casualty and Landlord will receive insurance proceeds sufficient to cover the cost of such repairs (except for any deductible amount provided by Landlord's policy, which deductible amount, if paid by Landlord shall be a Landlord's Operating Expense), Landlord shall commence and proceed diligently with the work of repair, reconstruction and restoration and this Lease shall continue in full force and effect.

        21.2. In the event of any damage to or destruction of the Building, other than as provided in Section 21.1, Landlord may elect to repair, reconstruct and restore the Building, in which case this Lease shall continue in full force and effect. If Landlord elects not to repair then this Lease shall terminate as of date of destruction unless Tenant gives written notice to Landlord within 10 days of Landlord's election (i) stating that Tenant is unconditionally committed to pay for the repair of such damage without reimbursement from or contribution of any kind from Landlord and (ii) providing evidence reasonably satisfactory to Landlord of Tenant's financial ability to perform such repairs.

        21.3. Landlord shall give written notice to Tenant of its election not to repair, reconstruct or restore the Building within the sixty (60) day period following the date of damage or destruction.

        21.4. Upon any termination of this Lease under any of the provisions of this Article, the parties shall be released thereby without further obligation to the other from the date possession of the Demised Premises is surrendered to the Landlord except for items which have theretofore occurred.

        21.5. In the event of repair, reconstruction and restoration as herein provided, the rental provided to be paid under this Lease shall be abated proportionately based on the extent to which Tenant's use of the Demised Premises is impaired during the period of such repair, reconstruction or restoration, unless Landlord provides Tenant with other space during the period of repair, which in Tenant's reasonable opinion is suitable for the temporary conduct of Tenant's business.

        21.6. Notwithstanding anything to the contrary contained in this Article, should Landlord be delayed or prevented from completing the repair or restoration of the damage to the Demised Premises after the occurrence of such damage or destruction by reason of acts of God or war, governmental restrictions, inability to procure the necessary labor or materials, strikes, or other uses beyond the control of Landlord, the time for Landlord to commence or complete repairs shall be extended, provided, at the election of Landlord, Landlord shall be relieved of its obligation to make such repairs or restoration and Tenant shall be released from its obligation under this Lease as of the end of eight (8) months from date of destruction, if repairs required to provide Tenant use of the Demised Premises are not then substantially complete.

        21.7. If Landlord is obligated to or elects to repair or restore as herein provided, Landlord shall be obligated to make repairs or restoration only of those portions of the Building and the Demised Premises which were provided at Landlord's expense; the repair and restoration of items not provided at Landlord's expense shall be the obligation of Tenant. In the event Tenant elected to upgrade certain improvements from the standard normally provided by Landlord, Landlord shall upon the need for replacement due to an insured loss, provide only the standard Landlord improvements unless Tenant shall elect to again upgrade and pay any additional cost of such upgrades, except to such extent as insurance proceeds which, if received, the excess proceeds are adequate to provide such upgrades, in addition to providing for basic reconstruction and standard improvements.

        21.8. Notwithstanding anything to the contrary contained in this Article, Landlord shall not have any obligation whatsoever to repair, reconstruct or restore the Demised Premises when such damage results from any casualty covered under this Article which occurs during the last twenty-four
(24) months of the Term, unless Tenant shall exercise its right to extend the Term in accordance with Section 39 hereof.

220     Eminent Domain

        22.1. In the event the whole of the Demised Premises, or such part thereof as shall substantially interfere with the Tenant's use and occupancy thereof, shall be taken for any public or quasi-public purpose by any lawful power or authority by exercise of the right of appropriation, condemnation or eminent domain, or sold to prevent such taking, Tenant or Landlord may terminate this Lease effective as of the date possession is required to be surrendered to said authority.

        22.2. In the event of a partial taking of the Building, or of drives, walkways, and parking areas serving the Building for any public or quasi-public purpose by any lawful power or authority by exercise of right of appropriation, condemnation, or eminent domain, or sold to prevent such taking, then without regard as to whether any portion of the Demised Premises occupied by Tenant was so taken, Landlord may elect to terminate this Lease as of such taking if such taking is, in the sole opinion of Landlord, of a material nature such as to make it uneconomical to continue use of the unappropriated portion for purposes of office rentals or laboratory space. If Landlord elects to terminate the Lease in accordance with this Section 22.2, Tenant may thereafter elect to remain as the tenant under this Lease; provided however, that there shall be no abatement of Rent or any reduction in any of Tenant's liabilities and obligations under this Lease.

        22.3. Tenant shall be entitled to any award which is specifically awarded as compensation for the taking of Tenant's personal property, which was installed at Tenant's expense and for costs of Tenant moving to a new location. Except as before set forth, any award for such taking shall belong to Landlord.

        22.4. If upon any taking of the nature described in this Article 22, this Lease or any part thereof continues in effect, Tenant shall promptly proceed to restore the Demised Premises and the Building to substantially their same condition prior to such partial taking. To the extent such restoration is feasible, as determined by Landlord in its sole discretion, the Rent shall be abated proportionately based upon the extent to which Tenant's use of the Demised Premises has decreased on the basis of the percentage of the rental value of the Demised Premises after such taking and the rental value of the Demised Premises prior to such taking.

230     Defaults and Remedies

       23.1. Late payment by Tenant to Landlord of Rent and other sums due will cause Landlord to incur costs not contemplated by this Lease, the exact amount of which will be extremely difficult and impracticable to ascertain. Such costs include, but are not limited to, processing and accounting charges and late charges which may be imposed on Landlord by the terms of any mortgage or trust deed covering the Demised Premises. Therefore, if any installment of Rent due from Tenant is not received by Landlord within ten (10) days after the date such payment is due, Tenant shall pay to Landlord an additional sum of three percent (3%) of the overdue Rent as a late charge. The parties agree that this late charge represents a fair and reasonable estimate of the costs that Landlord will incur by reason of late payment by

Tenant. In addition to the late charge, Rent not paid when due shall bear interest from the 5th day after date due until paid at the lesser of (i) twelve percent (12%) per annum or (ii) the maximum rate permitted by law.

        23.2. No payment by Tenant or receipt by Landlord of a lesser amount than the Rent payment herein stipulated shall be deemed to be other than on account of the Rent, nor shall any endorsement or statement on any check or any letter accompanying any check or payment as Rent be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord's right to recover the balance of such Rent or pursue any other remedy provided. If at any time a dispute shall arise as to any amount or sum of money to be paid by Tenant to Landlord, Tenant shall have the right to make payment "under protest" and such payment shall not be regarded as a voluntary payment, and there shall survive the right on the part of Tenant to institute suit for recovery of the payment paid under protest.

        23.3. If Tenant fails to pay any sum of money required to be paid by it hereunder, or shall fail to perform any other act on its part to be performed hereunder, Landlord may, after notice to Tenant, without waiving or releasing Tenant from any obligations of Tenant, but shall not be obligated to, make such payment or perform such act. All sums so paid or incurred by Landlord shall be payable to Landlord on demand as Additional Rent, and if such amounts are not paid within 10 days thereafter, shall bear interest, from the date such sums were paid or incurred, at the annual rate equal to twelve percent (12%) per annum or highest rate permitted by law, whichever is less, .

        23.4. The occurrence of any one or more of the following events shall constitute a "Default" hereunder by Tenant:

               23.4.1 The abandonment or vacation of the Demised Premises by Tenant;

               23.4.2 The failure by Tenant to make any payment of Rent as and when due where such failure continues for three (3) days after written notice is delivered to Tenant; provided, however, that Landlord shall not be obligated to deliver to Tenant more than two (2) written notices in any twelve (12) month period nor more than four (4) written notices during the entire Term;

               23.4.3 The failure by Tenant to observe or perform any obligation or covenant contained herein (other than described in Section 23.4.1 and 23.4.2) to be performed by Tenant, where such failure shall continue for a period of ten (10) days after written notice thereof from Landlord to Tenant. Such notice shall be in lieu of, and not in addition to, any notice required under California Code or Civil Procedure Section 1161; provided that if the nature of Tenant's default is such that it reasonably requires more than ten
(10) days to cure, then Tenant shall not be deemed to be in default if Tenant shall commence such cure within said ten (10) day period and thereafter diligently prosecute the same to completion, provided, however, that such cure is completed no later than thirty
(30) days from the date of written notice;

               23.4.4 Tenant makes an assignment for the benefit of creditors;

               23.4.5 A receiver, trustee or custodian is appointed to, or does, take title, possession or control of all, or substantially all, of Tenant's assets;

               23.4.6 Tenant files a voluntary petition under the Bankruptcy Code (or any similar law) or an order for relief is entered against Tenant pursuant to a voluntary or involuntary proceeding commenced under any chapter of the Bankruptcy Code;

               23.4.7 Any involuntary petition if filed against the Tenant under any chapter of the Bankruptcy Code and is not dismissed within ninety (90) days; or

               23.4.8 Tenant's interest in this Lease is attached, executed upon, or otherwise judicially seized and such action is not released within ninety (90) days of the action.

Notices given under this Section 23.4 shall specify the alleged default and shall demand that Tenant perform the provisions of this Lease or pay the Rent that is in arrears, as the case may be, within the applicable period of time, or quit the Demised Premises. No such notice shall be deemed a forfeiture or a termination of this Lease unless Landlord elects otherwise in such notice.

        23.5. In the event of a Default by Tenant, and at any time thereafter, with or without notice or demand and without limiting Landlord in the exercise of any right or remedy which Landlord may have, Landlord shall be entitled to terminate Tenant's right to possession of the Demised Premises by any lawful means, in which case this Lease shall terminate and Tenant shall immediately surrender possession of the Demised Premises to Landlord. In such event, Landlord shall have the immediate right to re-enter and remove all persons and property, and such property may be removed and stored in a public warehouse or elsewhere at the cost of, and for the account of Tenant, all without service of notice or resort to legal process and without being deemed guilty of trespass, or becoming liable for any loss or damage which may be occasioned thereby. In the event that Landlord shall elect to so terminate this Lease, then Landlord shall be entitled to recover from Tenant all damages incurred by Landlord by reason of Tenant's default, including:

               23.5.1 The worth at the time of award of any unpaid Rent which had been earned at the time of such termination; plus

               23.5.2 The worth at the time of award of the amount by which the unpaid Rent which would have been earned after termination until the time of award exceeds that portion of such rental loss which Tenant proves could have been reasonably avoided; plus

               23.5.3 The worth at the time of award of the amount by which the unpaid Rent for the balance of the term after the time of award exceeds the amount of such rental loss which Tenant proves could have been reasonably avoided; plus

               23.5.4 Any other amount necessary to compensate Landlord for all the detriment proximately caused by Tenant's failure to perform its obligation under this Lease or which in the ordinary course of things would be likely to result therefrom, including, but not limited to, the cost of restoring the Demised Premises to the condition required under the terms of this Lease; plus

               23.5.5 At the Landlord's election, such other amounts in addition to or in lieu of the foregoing as may be permitted from time to time by Applicable Law.

As used in Sections 23.5.1 and 23.5.2 above, "worth at the time of award" shall be computed by allowing interest at the rate specified in Section 23.1. As used in Section 23.5.3 above, the "worth at the time of the award" shall be computed by taking the present value of such amount, by using the discount rate of the Federal Reserve Bank of San Francisco at the time of the award plus six (6) percentage points.

        23.6. If Landlord does not elect to terminate this Lease as provided in this Article 23, then Landlord may, from time to time, recover all Rent as it becomes due under this Lease. At any time thereafter, Landlord may elect to terminate this Lease and to recover damage to which Landlord is entitled.

        23.7. In the event Landlord elects to terminate this Lease and relet the Demised Premises, it may execute any new lease in its own name. Tenant hereunder shall have no right or authority whatsoever to collect any Rent from such tenant. The proceeds of any such reletting shall be applied as follows:

               First, to the payment of any indebtedness other than Rent due hereunder from Tenant to Landlord, including, but not limited to, storage charges or brokerage commissions owing from Tenant to Landlord as the result of such reletting;

               Second, to the payment of the costs and expenses of reletting the Demised Premises, including alterations and repairs which Landlord deems reasonably necessary and advisable and reasonable attorneys' fees, charges and disbursements incurred by Landlord in connection with the retaking of the Demised Premises and such reletting;

               Third, to the payment of Rent and other charges due and unpaid hereunder; and

               Fourth, to the payment of future Rent and other damages payable by Tenant under this Lease.

        23.8. All rights, options, and remedies of Landlord contained in this Lease shall be construed and held to be nonexclusive and cumulative. Landlord shall have the right to pursue any one or all of such remedies or any other remedy or relief which may be provided by law, whether or not stated in this Lease. No waiver of any default of Tenant hereunder shall be implied from any acceptance by Landlord of any Rent or other payments due hereunder or any omission by Landlord to take any action on account of such default if such default persists or is repeated, and no express waiver shall affect defaults other than as specified in said waiver.

        23.9. Termination of this Lease or Tenant's right to possession by Landlord shall not relieve Tenant from any liability to Landlord which has theretofore accrued or shall arise based upon events which occurred prior to the last to occur of (i) the date of Lease termination or (ii) the date possession of Demised Premises is surrendered.

        23.10. Landlord shall not be in default unless Landlord fails to perform obligations required of Landlord within a reasonable time, but in no event shall such failure to continue be for more than thirty (30) days after written notice by Tenant specifying wherein Landlord has failed to perform such obligation; provided, however, that if the nature of Landlord's obligation is such that more than thirty (30) days are required for performance, then Landlord shall not be in default if Landlord commences performance within such thirty (30) day period and thereafter diligently prosecutes the same to completion.

        23.11. In the event of any default on the part of Landlord, Tenant will give notice by registered or certified mail to any beneficiary of a deed of trust or mortgagee or a mortgage covering the Demised Premises and to any landlord of any lease of any building in which Demised Premises is located whose address shall have been furnished, and Tenant shall offer such beneficiary, mortgagee and/or landlord a reasonable opportunity to cure the default, including time to obtain possession of the Building by power of sale or a judicial action if such should prove necessary to effect a cure, provided the Landlord shall have furnished to Tenant in writing the names and addresses of all such persons who are to receive such notices.

240     Assignment or Subletting

        24.1. Except as hereinafter provided, Tenant shall not, either voluntarily or by operation of law, directly or indirectly, sell, hypothecate, assign, pledge, encumber or otherwise transfer this Lease, or sublet the Demised Premises or any part thereof, or permit or suffer the Demised Premises or any part thereof to be used or occupied as work space, storage space, mailing privileges, concession or otherwise by anyone other than Tenant or Tenant's employees, without the prior written consent of Landlord in each instance, which consent shall not be unreasonably withheld or delayed.

      24.2. If Tenant is a corporation, the shares of which are not actively traded upon a stock exchange or in the over-the-counter market, and all three of the following conditions are met, then such related series of events shall collectively be deemed an assignment of this Lease requiring the consent of Landlord as provided in Section 24.1:

            (i) A transfer or series of transfers (which occur within 12 calendar months of the first transaction in the series) whereby fifty percent (50%) or more of the issued and outstanding shares of such corporation are transferred (but excepting transfers upon deaths of individual shareholders) from Tenant (as a corporation) or a person or persons or entity or entities which were owners thereof on the Effective Date to persons or entities who were not owners of shares of the corporation on the Effective Date;

            (ii) on or after the date of such transfer or the first of such series of transfers, more than half of the members of the Board of Directors of Tenant (with respect to the number of directors measured at such time) are replaced with persons who are not members of the Board of Directors on the Effective Date; and

            (iii) the net worth of Tenant is, at such time, less than $1,000,000.

        24.3. If Tenant desires to assign this Lease to any entity into which Tenant is merged, with which Tenant is consolidated, or which acquires all or substantially all of the assets of Tenant, provided that the assignee first executes, acknowledge and delivers to Landlord an agreement whereby the assignee agrees to be bound by all of the covenants and agreements in this Lease and that the assignee shall have a net worth (determined in accordance with generally accepted accounting principles consistently applied) immediately after such assignment which is at least equal to the net worth (as so determined) of Tenant immediately prior to the assignment (or as of the date hereof, if greater), then Landlord, upon receipt of proof of foregoing shall, in Landlord's reasonable discretion, consent to such assignment.

        24.4. In the event Tenant desires to assign, sublease, hypothecate or otherwise transfer this Lease or sublet the Demised Premises, then at least forty-five (45) days, but not more than ninety (90) days, prior to the date when Tenant desires the assignment or sublease to be effective (the "Assignment Date"), Tenant shall give Landlord a notice (the "Assignment Notice") containing information (including references) concerning the character of the proposed assignee or sublessee, the Assignment Date, any ownership or commercial relationship between Tenant and the proposed assignee or sublessee, and the consideration and all other material terms and conditions of the proposed assignment or sublease along with such other information as Landlord may reasonably require, all in such detail as Landlord shall reasonably require. Tenant shall also tender to Landlord, reasonable attorneys fees and other costs or overhead expenses incurred by Landlord in reviewing Tenants request for such assignment; provided, however, that such fees and expenses shall not exceed $2,000, which amount shall increase on each Rent Adjustment Date in accordance with Section 6.1.

      24.5. Landlord in making its determination as to whether consent should be given to a proposed assignment or sublease, may give consideration to the financial strength of such successor (notwithstanding the assignor remaining liable for Tenant's performance), any change in the permitted use which such successor proposes to make in use of Demised Premises and desire of Landlord to exercise rights under Section 24.10 to obtain cancellation of this Lease. In no event shall Landlord be deemed to be unreasonable for declining to consent to transfer to a successor of poor reputation, lacking financial qualifications, or seeking change in use.

      24.6. As conditions precedent to Landlord considering a request by Tenant to Tenant's transfer of rights or subletting of the Demises Premises where Landlord's consent is required pursuant to Section 24.1, Landlord may require any or all of the following:

               24.6.1 Tenant shall remain fully liable under this Lease during the unexpired Term;

               24.6.2 Tenant shall provide Landlord with evidence reasonably satisfactory to Landlord that the value of Landlord's interest under this Lease will not thereby be diminished or reduced. Such evidence shall include, but need not be limited to, evidence respecting the relevant business experience and financial responsibility and status of the third party concerned;

               24.6.3 Tenant shall reimburse Landlord for Landlord's actual costs and expenses, including, without limitation, reasonable attorneys' fees, charges and disbursements incurred in connection with the review, processing and documentation of such request; provided, however, that such fees and expenses shall not exceed $2,000, which amount shall increase on each Rent Adjustment Date in accordance with Section 6.1;

               24.6.4 If Tenant's transfer of rights or subletting of the Demised Premises provides for the receipt by, on behalf or on account of Tenant of any consideration of any kind whatsoever (including, but not by way of limitation, a premium rental for a sublease or lump sum payment for an assignment) in excess of the rental and other charges due Landlord under this Lease, Tenant shall pay fifty percent (50%) of said excess to Landlord. If said consideration consists of cash paid to Tenant, said payment to Landlord shall be made upon receipt by Tenant of said cash payment;

               24.6.5 Written agreement from any third party concerned that in the event Landlord gives such third party notice that Tenant is in default under this Lease, such third party shall thereafter make all payments otherwise due Tenant directly to Landlord, which payments will be received by Landlord without any liability on Landlord except to credit such payment against those due under the Lease, and any such third party shall agree to attorn to Landlord or its successors and assigns should this Lease be terminated for any reason; provided, however, that in no event shall Landlord or its successors or assigns be obligated to accept such attornment;

               24.6.6 Any such transfer and consent shall be effected on forms reasonably approved by Landlord as to form and substance;

               24.6.7 Tenant shall not then be in default hereunder in any respect;

               24.6.8 Such third party's proposed use of the Demised Premises shall be the same as Tenant's permitted use;

               24.6.9 Landlord shall not be bound by any provision of any agreement pertaining to Tenant's transfer of rights or subletting of the Demised Premises;

               24.6.10 Any agreement pertaining to Tenant's transfer of this Lease or subletting of any portion of the Demised Premises shall be in a form acceptable to Landlord in Landlord's sole and absolute discretion, and any such agreement shall not be modified or amended without Landlord's prior written consent, which may be withheld in Landlord's sole and absolute discretion;

               24.6.11 Tenant shall deliver to Landlord one original executed copy of any and all written instruments evidencing or relating to Tenant's transfer of rights or subletting of the Demised Premises; and

               24.6.12 A list of Hazardous Materials, certified by the proposed sublessee to be true and correct, which the proposed sublessee intends to use or store in the Demised Premises. Additionally, Tenant shall deliver to Landlord, on or before the date any proposed sublessee takes occupancy of the Demised Premises, all of the items relating to Hazardous Materials of such proposed sublessee.

        24.7. Any sale, assignment, hypothecation or transfer of this Lease or subletting of the Demised Premises that is not in compliance with the provisions of this Article 24 shall be void and shall, at the option of Landlord, terminate this Lease.

        24.8. The consent by Landlord to an assignment or subletting shall not relieve Tenant or any assignees of this Lease or sublessee of the Demised Premises from obtaining the consent of Landlord to any further assignment or subletting nor shall it release Tenant or any assignee or sublessee of Tenant from full and primary liability under the Lease.

        24.9. Notwithstanding any subletting or assignment, Tenant shall remain fully and primarily liable for the payment of all Rent and other sums due, or to become due hereunder, and for the full performance of all other terms, conditions, and covenants to be kept and performed by Tenant. The acceptance of Rent or any other sum due hereunder, or the acceptance of performance of any other term, covenant, or condition thereof, from any other person or entity shall not be deemed to be a waiver of any of the provisions of this Lease or a consent to any subletting, assignment or other transfer of the Demised Premises.

      24.10. If Tenant delivers to Landlord an Assignment Notice indicating a desire to transfer this Lease to a transferee other than as provided within
Section 24.4, then Landlord shall have the option, exercisable by giving notice to Tenant at any time within ten (10) days after Landlord's receipt of the Assignment Notice, to terminate this Lease as of the date specified in the Assignment Notice as the Assignment Date. If Landlord exercises such option, then Tenant shall have the right to withdraw such Assignment Notice by delivery to Landlord written notice of such election within five (5) days after Landlord's delivery of notice electing to exercise such option to terminate. In the event Tenant withdraws the Assignment Notice as herein above provided, this Lease shall continue in full force and effect as if such Assignment Notice had not been given. No failure of Landlord to exercise any such option to terminate this Lease shall be deemed to be Landlord's consent to the proposed Assignment, Sublease or other Transfer.

        24.11. If Tenant shall sublet the Demised Premises or any part, Tenant hereby immediately and irrevocably assigns to Landlord, as security for Tenant's obligations under this Lease, all rent from any subletting of all or a part of the Demised Premises and Landlord as assignee and as attorney-in-fact for Tenant, or a receiver for Tenant appointed on Landlord's application, may collect such rent and apply it toward Tenant's obligations under this Lease; except that, until the occurrence of an act of Default by Tenant, Tenant shall have the right to collect such rent.

25.     Attorneys' Fees and Costs

        25.1. Tenant shall be responsible for (i) all of Tenant's legal and related costs and fees in connection with this Lease, and (ii) all of Landlord's legal and related costs and fees if Landlord is required to consult and attorney regarding the enforcement of this Lease.

        25.2. If either party commences an action against the other party arising out of or in connection with this Lease, the prevailing party shall be entitled to have and recover from the non-prevailing party reasonable attorneys' fees, charges and disbursements and costs of suit.

26.     Bankruptcy

        26.1. In the event a debtor, trustee, or debtor in possession under the Bankruptcy Code, or other person with similar rights, duties and powers under any other law, proposes to cure any default under this Lease or to assume or assign this Lease, and is obliged to provide adequate assurance to Landlord that (i) a default will be cured, (ii) Landlord will be compensated for its damages arising from any breach of this Lease, or (iii) future performance under this Lease will occur, then adequate assurance shall include any or all of the following, as designated by
Landlord:

               26.1.1 Those acts specified in the Bankruptcy Code or other law as included within the meaning of adequate assurance, even if this Lease does not concern a shopping center or other facility described in such laws;

               26.1.2 A prompt cash payment to compensate Landlord for any monetary defaults or actual damages arising directly from a breach of this Lease;

               26.1.3 A cash deposit or a Letter of Credit in an amount at least equal to the Security Deposit as referenced in 2.1.7 originally required at time of execution of this Lease.

               26.1.4 The assumption or assignment of all of Tenant's interest and obligations under this Lease.

27.     Estoppel Certificate

        Tenant shall within ten (10) days of written notice from Landlord, execute, acknowledge and deliver a statement in writing substantially in the form attached to this Lease as Exhibit "D" with the blanks filled in, and on any other form reasonably requested by a proposed lender or purchaser, (i) certifying that this Lease is unmodified and in full force and effect (or, if modified, stating the nature of such modification and certifying that this Lease as so modified is in full force and effect) and the dates to which the rental and other charges are paid in advanced, if any, (ii) acknowledging that there are not, to Tenant's knowledge, any uncured defaults on the part of Landlord hereunder, or specifying such defaults if any are claimed and (iii) setting forth such further information with respect to this Lease or the Demised Premises as may be reasonably requested thereon. Any such statement may be relied upon by any prospective purchaser or encumbrancer of all or any portion of the real property of which the Demised Premises are a part. Tenant's failure to deliver such statement within such time shall, at the option of Landlord, constitute a Default under this Lease, and, in any event, shall be conclusive upon Tenant that the Lease is in full force and effect and without modification except as may be represented by Landlord in any certificate prepared by Landlord and delivered to Tenant for execution.

28.     Joint and Several Obligations

        28.1.  If more than one person or entity executes this Lease as Tenant,

               28.1.1 Each of them is jointly and severally liable for the keeping, observing and performing of all of the terms, covenants, conditions, provisions and agreements of this Lease to be kept, observed and performed by Tenant, and

               28.1.2 The term "Tenant" as used in this Lease shall mean and include each of them jointly and severally. The act of, notice from, notice to, refund to, or the signature of, any one or more of them, with respect to the tenancy of this Lease, including, but not limited to, any renewal, extension, expiration, termination or modification of this Lease, shall be binding upon each and all of the persons executing this Lease as Tenant with the same force and effect as if each and all of them had so acted, so given or received such notice or refund or so signed.

29.     Definition of Landlord; Limitation of Landlord's Liability

      29.1. The term "Landlord" as used in this Lease, so far as covenants or obligations on the part of Landlord are concerned, shall be limited to mean and include only Landlord or the successor-in-interest of Landlord under this Lease at the time in question. In the event of any transfer, assignment or the conveyance of Landlord's fee title or leasehold interest, the landlord herein named (and in case of any subsequent transfers or conveyances, the then grantor) shall be automatically freed and relieved from, and after the date of such transfer, assignment or conveyance, of all liability for the performance of any covenants or obligations contained in this Lease thereafter to be performed by Landlord and, without further agreement, the transferee of such title or leasehold shall be deemed to have assumed and agreed to observe and perform any and all obligations of Landlord hereunder during its ownership or ground lease of the Demised Premises. Landlord may transfer its interest in the Demised Premises or this Lease without the consent of Tenant and such transfer or subsequent transfer shall not be deemed a violation on the part of Landlord or the then grantor of any of the terms or conditions of this Lease.

        29.2. If Landlord is in default of this Lease, and as a consequence, Tenant recovers a money judgment against Landlord, the judgment shall be satisfied only out of the proceeds of sale received on execution of the judgment and levy against the right, title and interest of Landlord in the Building and the Demised Premises, and out of rent or other income from such real property receivable by Landlord or out of the consideration received by Landlord from the sale, financing, refinancing, or other disposition of all or any part of Landlord's right, title, and interest in the Building and the Demised Premises.

        29.3. Landlord shall not be personally liable for any deficiency. If Landlord is a partnership, joint venture, or limited liability company, the partners or members of such partnership or limited liability company shall not be personally liable and no partner or member of Landlord or limited liability company shall be sued or named as a party in any suit or action or service of process be made against any partner of Landlord except as may be necessary to secure jurisdiction of the partnership or joint venture. If Landlord is a corporation, the shareholders, directors, officers, employees, and/or agents of such corporation shall not be personally liable and no shareholder, director, officer, employee or agent of Landlord shall be sued or named as a party in any suit or action or service of process made against any shareholder, director, officer, employee or agent of Landlord. No partner, shareholder, director, employee, or agent of Landlord shall be required to answer or otherwise plead to any service of process and no judgment will be taken or writ of execution levied against any partner, shareholder, director, employee or agent of Landlord.

        29.4. Each of the covenants and agreements of this Article 29 shall be applicable to any covenant or agreement either expressly contained in this Lease or imposed by statute or by common law and shall survive the termination of this Lease.

30.     Project Control by Landlord

        30.1. Landlord reserves full control over the Demised Premises to the extent not inconsistent with the terms of this Lease and Tenant's enjoyment of the Demised Premises. This reservation includes but is not limited to right of Landlord to (i) subdivide the real property upon which the Building is located,
(ii) grant easements and licenses to others and (iii) maintain or establish ownership of the Building separate from fee title to the land on which the Building is located.

        30.2. Landlord further reserves the right to combine the land comprising the Demised Premises with any other project in the area of the Demised Premises and owned by Landlord or its affiliates.

        30.3. Tenant shall, should Landlord so request, promptly join with Landlord in execution of such documents as may be reasonably appropriate to assist Landlord to implement any such action, provided that Tenant need not execute any document which is of nature wherein liability is created in Tenant or, if by reason of the terms of such document, Tenant will be deprived of the quiet enjoyment and use of the Demised Premises as granted by this Lease.

        30.4. Landlord may, at any and all reasonable times during non-business hours (or during business hours if Tenant so requests), and upon reasonable advance notice (provided that no time restrictions shall apply or advance notice need be given if an emergency necessitates an immediate entry), but in any event, provided that Landlord shall make commercially reasonable efforts to maintain the confidentiality of Tenant's business, enter the Demised Premises to
(a) inspect the same and to determine whether Tenant is in compliance with its obligations hereunder, (b) supply any service Landlord is required to provide hereunder, (c) show the Demised Premises to prospective lenders, insurers, investors, purchasers or, during the last year of the Term, tenants, (d) post notices of nonresponsibility,

(e) access the telephone equipment, electrical substation and fire risers, and
(f) alter, improve or repair any portion of the Building other than the Demised Premises, but for which access to the Demised Premises is necessary. In connection with any such alteration, improvement or repair, Landlord may erect in the Demised Premises or elsewhere in the Building scaffolding and other structures reasonably required for the work to be performed. In no event shall Tenant's Rent abate as a result of any such entry or work; provided, however, that all such work shall be done in such a manner as to cause as little interference to Tenant as reasonably possible. Landlord shall at all times retain a key with which to unlock all of the doors in the Demised Premises. If an emergency necessitates immediate access to the Demised Premises, Landlord may use whatever force is necessary to enter the Demised Premises and any such entry to the Demised Premises shall not constitute a forcible or unlawful entry to the Demised Premises, an unlawful detainer of the Demised Premises, or an eviction of Tenant from the Demised Premises, or any portion thereof.

        30.5. No additional security systems, locks or bolts of any kind shall be placed upon any of the doors or windows by Tenant nor shall any changes be made in existing security systems, locks or the mechanism thereof without providing Landlord with a security card, password, or key, as the case may be for each such security system or device. Tenant must, upon termination of this Lease, return to Landlord all security cards, keys to offices and restrooms, either furnished to, or otherwise procured by Tenant. In the event any key so furnished is lost, Tenant shall pay to Landlord the cost of replacing the same or of changing the lock or locks opened by such lost key if Landlord shall deem it necessary to make such change.


31.     Quiet Enjoyment

        So long as no Default exists, Landlord covenants that Landlord or anyone acting through or under Landlord will not disturb Tenant's occupancy of the Demised Premises except as permitted by the provisions of this Lease.

32.     Quitclaim Deed

        Tenant shall execute and deliver to Landlord on the expiration or termination of this Lease, immediately on Landlord's request, in recordable form, a quitclaim deed to the Demised Premises or such other documentation reasonably requested by Landlord evidencing termination of this Lease.

33.     Rules and Regulations

        Tenant shall faithfully observe and comply (and shall cause its subtenants, guests, invitees, licensees, agents, employees and contractors to comply) with the Rules and Regulations and all reasonable and nondiscriminatory modifications thereof and additions thereto from time to time put into effect by Landlord (provided such modifications or additions do not materially increase Tenant's obligations under this Lease, unless required by Applicable Law). Neither Landlord nor Tenant (except with respect to Tenant's subtenants, guests, invitees, licensees, agents, employees and contractors) shall be responsible for the violation or non-performance by any other tenant or any agent, employee or invitee of Landlord of any of said Rules and Regulations.

34.     Subordination and Attornment

        34.1. Subject to Section 34.4, this Lease shall be subject and subordinate to the lien of any mortgage, deed of trust, or lease in which Landlord is tenant now or hereafter in force against the Demised Premises or the Building and to all advances made or hereafter to be made upon the security thereof without the necessity of the execution and delivery of any further instruments on the part of Tenant to effectuate such subordination.

        34.2. Notwithstanding the foregoing, Tenant shall execute and deliver upon demand such further instrument or instruments evidencing such subordination of this Lease to the lien of any such mortgage or mortgages or deeds of trust or lease in which Landlord is tenant as may be required by Landlord. However, if any such mortgagee, beneficiary or Landlord under lease wherein Landlord is tenant so elects, this Lease shall be deemed prior in lien to any such lease, mortgage, or deed of trust upon or including the Demised Premises regardless of date and Tenant will execute a statement in writing to such effect at Landlord's request. If Tenant fails to execute any document required from Tenant under this Section within ten (10) days after written request therefor, Tenant hereby constitutes and appoints Landlord or its special attorney-in-fact to execute and deliver any such document or documents in the name of Tenant. Such power is coupled with an interest and is irrevocable.

        34.3. In the event any proceedings are brought for foreclosure, or in the event of the exercise of the power of sale under any mortgage or deed of trust made by the Landlord covering the Demised Premises, the Tenant shall at the election of the purchaser at such foreclosure or sale attorn to the purchaser upon any such foreclosure or sale and recognize such purchaser as the Landlord under this Lease.

        34.4. Tenant's subordination of this Lease shall be subject to receiving a commercially reasonable non-disturbance agreement (a "Non-Disturbance Agreement") from such mortgagee, beneficiary or lessor which Non-Disturbance Agreement provides that Tenant's possession of the

Demised Premises, and this Lease, including any options to extend the term hereof, will not be disturbed so long as Tenant is not in Default hereof.

35.     Surrender

        35.1. No surrender of possession of any part of the Demised Premises shall release Tenant from any of its obligations hereunder unless accepted by Landlord.

        35.2. The voluntary or other surrender of this Lease by Tenant shall not work a merger, unless Landlord consents and shall, at the option of Landlord, operate as an assignment to it of any or all subleases or subtenancies.

        35.3. The voluntary or other surrender of any ground or underlying lease that now exists or may hereafter be executed affecting the Demised Premises, or a mutual cancellation, thereof, or of Landlord's interest therein, shall not work a merger and shall, at the option of the successor of Landlord's interest in the Demised Premises, operate as an assignment of this Lease.

        35.4. Upon the expiration or earlier termination of this Lease, Tenant shall surrender the Demised Premises to Landlord broom clean and free of debris; with all of Tenant's personal property and effects removed therefrom (except as otherwise provided herein); with all alterations, improvements and fixtures required by Landlord to be removed from the Demised Premises actually removed and all damage as a result of or caused by such removal repaired; and with all licenses, permits and similar items which restrict or affect the use of the Demised Premises released and fully terminated.

36.     Waiver and Modification

        No provision of this Lease may be modified, amended or added to except by an agreement in writing. The waiver by Landlord of any breach of any term, covenant or condition herein contained shall not be deemed to be a waiver of any subsequent breach of the same or any other term, covenant or condition herein contained.

37.     Waiver of Jury Trial and Counterclaims

        THE PARTIES HERETO SHALL AND THEY HEREBY DO WAIVE TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM BROUGHT BY EITHER OF THE PARTIES HERETO AGAINST THE OTHER ON ANY MATTERS WHATSOEVER ARISING OUT OF OR IN ANY WAY CONNECTED WITH THIS LEASE, THE RELATIONSHIP OF LANDLORD AND TENANT, TENANT'S USE OR OCCUPANCY OF THE DEMISED PREMISES, AND OR ANY CLAIM OF INJURY OR DAMAGE.

38.     Hazardous Materials

        38.1. Prohibition/Compliance. Tenant shall not cause or permit any Hazardous Materials (as hereinafter defined) to be brought upon, kept or used in or about the Demised Premises or the Building except in the ordinary course of Tenant's business and in compliance with all Applicable Law by Tenant, its agents, employees, contractors or invitees. If Tenant breaches the obligation stated in the preceding sentence, or if the presence of Hazardous Materials results in contamination of the Demised Premises or the Building or any adjacent property or if contamination of the Demised Premises or the Building or any adjacent property by Hazardous Materials otherwise occurs during the term of this Lease or any extension or renewal hereof or holding over hereunder, Tenant hereby indemnifies and shall defend and hold Landlord, its officers, directors, employees, agents and contractors harmless from any and all claims, judgments, damages, penalties, fines, costs, liabilities, or losses (including, without limitation, diminution in value of the Demised Premises or any portion of the Building, damages for the loss or restriction on use of rentable or usable space or of any amenity of the Demised Premises or the Building, damages arising from any adverse impact on marketing of space in the Demised Premises or the Building, and sums paid in settlement of claims, attorneys' fees, consultant fees and expert fees) which arise during or after the Lease term as a result of such contamination. This indemnification of Landlord by Tenant includes, without limitation, costs incurred in connection with any investigation of site conditions or any cleanup, remedial, removal, or restoration work required by any federal, state or local governmental agency or political subdivision because of Hazardous Materials present in the air, soil or ground water above on or under the Demised Premises. Without limiting the foregoing, if the presence of any Hazardous Materials on or in the Demised Premises or the Building or any adjacent property, caused or permitted by Tenant results in any contamination of the Demised Premises or the Building or any adjacent property, Tenant shall promptly take all actions at its sole expense as are necessary to return the Demised Premises or the Building or any adjacent property, to the condition existing prior to the time of such contamination, provided that Landlord's approval of such action shall first be obtained, which approval shall not unreasonably be withheld so long as such actions would not potentially have any material adverse long-term or short-term effect on the Demised Premises or the Building.

      38.2. Business. Landlord acknowledges that it is not the intent of this
Article 38 to prohibit Tenant from operating its business as described in
Section 2.1.8 above. Tenant may operate its business according to the custom of the industry so long as the use or presence of Hazardous Materials is strictly and properly monitored according to all applicable governmental requirements. As a material inducement to Landlord to allow Tenant to use Hazardous Materials in connection with its business, Tenant agrees to deliver to Landlord prior to the Term Commencement Date a list identifying each type of Hazardous Materials to be present on the Demised Premises and setting forth any and all governmental approvals or permits required in connection with the presence of such Hazardous Materials on the Demised Premises ("Hazardous Materials List"). Tenant shall deliver to Landlord an updated

Hazardous Materials List at least once a year and shall also deliver an updated list before any new Hazardous Materials is brought onto the Demised Premises. Tenant shall deliver to Landlord true and correct copies of the following documents (the "Documents") relating to the handling, storage, disposal and emission of Hazardous Materials prior to the Term Commencement Date, or if unavailable at that time, concurrent with the receipt from or submission to a governmental agency: permits; approvals; reports and correspondence; storage and management plans, notice of violations of any laws; plans relating to the installation of any storage tanks to be installed in or under the Demised premises or the Building (provided, said installation of tanks shall only be permitted after Landlord has given Tenant its written consent to do so, which consent may be withheld in Landlord's sole and absolute discretion); and all closure plans or any other documents required by any and all federal, state and local governmental agencies and authorities for any storage tanks installed in, on or under the Demised Premises or the Building for the closure of any such tanks. Tenant is not required, however, to provide Landlord with any portion(s) of the Documents containing information of a proprietary nature which, in and of themselves, do not contain a reference to any Hazardous Materials or hazardous activities. It is not the intent of this Section to provide Landlord with information which could be detrimental to Tenant's business should such information become possessed by Tenant's competitors. Tenant at all times shall maintain fire control areas (as defined in the Uniform Building Code, and adopted by the City of San Diego ("UBC")) within the Demised Premises for the storage of Hazardous Materials, classified by the UBC as an "H" occupancy area, for the use and storage of Hazardous Materials.

        38.3. Termination of Lease or Rejection of Assignee. Notwithstanding the provisions of Section 38.1 above, if (i) the proposed assignee or sublessee of Tenant has been required by any prior landlord, lender or governmental authority to take remedial action in connection with Hazardous Materials contaminating a property if the contamination resulted from such party's action or use of the property in question, or (ii) Tenant or the proposed assignee or sublessee is
(A) subject to an enforcement order issued by any governmental authority in connection with the use, disposal or storage of a Hazardous Materials which resulted in a material adverse effect on the Demised Premises or another property, as the case may be, or (B) is or has been subject to multiple enforcement orders issued by any governmental authority in connection with the use, disposal or storage of a Hazardous Materials which did not result in a material adverse effect on the Demised Premises or another property, as the case may be, Landlord shall have the right to terminate this Lease in Landlord's sole and absolute discretion (with respect to any such matter involving Tenant) and it shall not be unreasonable for Landlord to withhold its consent to any proposed assignment or subletting (with respect to any such matter involving a proposed assignee or sublessee). Landlord shall give written notice to Tenant of its election to terminate this Lease within the sixty (60) day period following the issuance of the enforcement order that triggers the right to terminate, and if Landlord elects to so terminate this Lease, Landlord shall grant Tenant all necessary rights to enter the Demised Premises to comply with such order or orders.

        38.4. Testing. At any time, and from time to time, prior to the expiration or earlier termination of the Term, Landlord shall have the right to conduct (a) an annual hazardous waste investigation of the Demised Premises and
(b) if Landlord has reasonable cause to believe that any contamination exists on, in, under, or around the Building or the Demised Premises, such other tests of the Demised Premises and the Building as Landlord may deem necessary or desirable to demonstrate whether contamination has occurred as a result of Tenant's use of the Demised Premises. Tenant shall be solely responsible for and shall defend, indemnify and hold the Landlord, its agents and contractors harmless from and against any and all claims, costs and liabilities including actual attorneys' fees, charges and disbursements, arising out of or in connection with any removal, clean up, restoration and materials required hereunder to return the Demised Premises and any other property of whatever nature to their condition existing prior to the time of any such contamination. Tenant shall pay for the cost of the annual investigation and other tests of the Demised Premises.

        38.5. Underground Tanks. If underground or other storage tanks storing Hazardous Materials are located on the Demised Premises or are hereafter placed on the Demised Premises by any party, Tenant shall monitor the storage tanks, maintain appropriate records, implement reporting procedures, properly close any underground storage tanks, and take or cause to be taken all other steps necessary or required under the California Administrative Code, Title 23, Chapter 3, Subchapter 16, "Underground Storage Tank Regulations," and Division 20, Chapter 6.7 of the California Health & Safety Code, "Underground Storage of Hazardous Substances," as they now exist or may hereafter be adopted or amended.

        38.6. Tenant's Obligations. Tenant's obligations under this Article 38 shall survive the expiration or earlier termination of the Lease. During any period of time employed by Tenant or Landlord after the termination of this Lease to complete the removal from the Demised Premises of any such Hazardous Materials and the release and termination of any licenses or permits restricting the use of the Demised Premises, Tenant shall continue to pay the full Rent in accordance with this Lease, which Rent shall be prorated daily.

        38.7. Definition of "Hazardous Materials." As used herein, the term "Hazardous Materials" means any hazardous or toxic substance, material or waste which is or becomes regulated by any local governmental authority, the State of California or the United States government and includes, without limitation, any material or substance which is (i) defined as a "hazardous waste, " "extremely hazardous waste" or "restricted hazardous waste" under Section 25515 or 25117, or listed pursuant to Section 25140, of the California Health and Safety Code, Division 20, Chapter 6.5 (Hazardous Waste Control Law), (ii) defined as a "hazardous substance" under Section 25316 of the California Health and Safety Code, Division 2, Chapter 6.8 (Carpenter-Presly-Tanner Hazardous Substance Account Act), (iii) defined as a "hazardous material," "hazardous substance" or "hazardous waste" under Section 25501 of the California Health and Safety Code, Division 20, Chapter 6.95 (Hazardous Substances), (v) petroleum, (vi) asbestos, (vii) listed under Article 9 and defined as hazardous or extremely hazardous pursuant to Article 11 of Title 22 of the California Administrative Code, Division 4, Chapter 20, (viii) designated as a "hazardous substance" pursuant to Section 311 of the Federal Water Pollution Control Act (33 U.S.C. Section 1317), (ix) defined as a "hazardous waste" pursuant to
Section 1004 of the Federal Resource Conversation and Recovery Act, 42 U.S.C.
Section 6901, et. seq. (42 U.S.C. Section 6903), or (x) defined as a "hazardous substance" pursuant to Section 101 of the Comprehensive Environmental Response Compensation and Liability Act, 42 U.S.C. Section 9601 et. seq. (42 U.S.C.
Section 9601).

39.     Right to Extend Term.

        Tenant shall have the right to extend the Term of the Lease upon the following terms and conditions:

        39.1. Tenant shall have two ( 2 ) consecutive rights (each, an "Extension Right ") to extend the term of this Lease for five ( 5 ) years each (each, an "Extension Term") on the same terms and conditions as the Lease; except for the increases to Basic Annual Rent and Improvement Rent set forth below. The Basic Annual Rent and Improvement Rent payable during the first year of each Extension Term shall be equal to the Basic Annual Rent and Improvement Rent payable on the date immediately preceding the commencement of such Extension Term, as adjusted pursuant to Section 6 hereof. Basic Annual Rent and Improvement Rent shall be adjusted on each one (1) year anniversary of the commencement such Extension Term in accordance with Section 6 above.

        39.2. Extension Rights are personal to Arena Pharmaceuticals, Inc. and are not assignable separate and apart from this Lease.

        39.3. Extension Rights are conditional upon Tenant giving Landlord written notice of its election to exercise each Extension Right at least one (1) year prior to the end of the expiration of the initial term of the Lease or the expiration of any Extension Term.

        39.4. Notwithstanding anything set forth above to the contrary, Extension Rights shall not be in effect and Tenant may not exercise any of the Extension Rights:

               39.4.1 during any period of time that Tenant is in Default under any provision of this Lease; or

               39.4.2 if Tenant has been in Default under any provision of this Lease three (3) or more times, whether or not the defaults are cured, during the twelve (12) month period immediately prior to the date that Tenant intends to exercise an Extension Rights, whether or not the defaults are cured.

        39.5. The period of time within which any Extension Rights may be exercised shall not be extended or enlarged by reason of the Tenant's inability to exercise the Expansion Rights because of the provisions of Section 39.4 above.

        39.6. The Extension Rights shall terminate and be of no further force or effect even after Tenant's due and timely exercise of an Extension Right, if, after such exercise, but prior to the commencement date of an Extension Term,
(1) Tenant fails to timely cure any Default by Tenant under this Lease; or (2) a Default has occurred three (3) or more times during the period from the date of the exercise of an Extension Right to the date of the commencement of the Extension Term, whether or not such defaults are cured.

40. Miscellaneous

        40.1.  Financial Reporting.

               Tenant shall deliver to Landlord within sixty days following the end of each fiscal year of Tenant, Tenant's unaudited financial statements (or if Tenant has audited statements prepared, then Tenant shall deliver to Landlord audited statements and accompanying notes for such year), certified by an officer of Tenant to be true, correct and complete in all respects.

        40.2. Terms and Headings. Where applicable in this Lease, the singular includes the plural and the masculine or neuter includes the masculine, feminine and neuter. The section headings of this Lease are not a part of this Lease and shall have no effect upon the construction or interpretation of any part hereof.

        40.3. Examination of Lease. Submission of this instrument for examination or signature by Tenant does not constitute a reservation of or option for lease, and it is not effective as a lease or otherwise until execution by and delivery to both Landlord and Tenant.

        40.4. Time. Time is of the essence with respect to the performance of every provision of this ease in which time of performance is a factor.

        40.5. Covenants and Conditions. Each provision of this Lease performable by Tenant shall be deemed both a covenant and a condition.

        40.6. Consents. Whenever consent or approval of either party is required, that party shall not unreasonably withhold such consent or approval, except as may be expressly set forth to the contrary.

        40.7. Entire Agreement. The terms of this Lease are intended by the parties as a final expression of their agreement with respect to the terms as are included herein, and may not be contradicted by evidence of any prior or contemporaneous agreement. The Basic Lease

Provisions, General Provisions, Work Letter, and Exhibits all constitute a single document and are incorporated herein.

      40.8. Severability. Any provision of this Lease which shall provide to be invalid, void, or illegal in no way affects, impairs or invalidates any other provision hereof, and such other provisions shall remain in full force and effect.

      40.9. Recording. Landlord shall record a short form memorandum hereof concurrently with the recording of the grant deed in favor of Landlord. Neither parties shall record this Lease. Tenant shall be responsible for the cost of recording any Memorandum of Lease, including any transfer or other taxes incurred in connection with said recordation. Tenant shall provide Landlord a quitclaim deed at the expiration or earlier termination of the Term to allow Landlord to remove of record any interest Tenant may have had in the Demised Premises or the Building.

      40.10. Impartial Construction. The language in all parts of this Lease shall be in all cases construed as a whole according to its fair meaning and not strictly for or against either Landlord or Tenant.

      40.11. Inurement. Each of the covenants, conditions and agreements herein contained shall inure to the benefit of and shall apply to and be binding upon the parties hereto and their respective heirs, legatees, devisees, executors, administrators, successors, assigns, sublessees, or any person who may come into possession of said Demised Premises or any part thereof in any manner whatsoever. Nothing in this Section 40.10 contained shall in any way alter the provisions against assignment or subletting in this Lease provided.

      40.12. Notices. Any notice, consent, demand, bill, statement, or other communication required or permitted to be given hereunder must be in writing and may be given by (a) facsimile transmission and confirmed by any of the following methods or (b) personal delivery, (c) reputable overnight courier or (d) by mail, and if given by mail shall be deemed sufficiently given two (2) days after time when deposited in United States Mail is sent by registered or certified mail, and if given by other means shall be deemed given when received, addressed to Tenant at the Demised Premises, or to Tenant or Landlord at the addresses shown in Sections 2.1.9 and 2.1.10 of the Basic Lease Provisions. Either party may, by notice to the other given pursuant to this Section, specify additional or different addresses for notice purposes.

      40.13. Jurisdiction. This Lease has been negotiated and entered into in the State of California and shall be governed by, construed and enforced in accordance with the laws of the State of California, applied to contracts made in California to be wholly performed in California.

                 [ REMAINDER OF PAGE INTENTIONALLY LEFT BLANK ]

        40.14. Authority. That individual or those individuals signing this Lease guarantee, warrant and represent that said individual or individuals have the power, authority and legal capacity to sign this Lease on behalf of and to bind all entities, corporations, partnerships, joint venturers or other organizations and/or entities on whose behalf said individual or individuals have signed.

        IN WITNESS WHEREOF, the parties hereto have executed this Lease as of the date first above written.

                            Landlord:

                            ARE - 6166 NANCY RIDGE, LLC,
                            a Delaware limited liability company

                            By:  ALEXANDRIA REAL ESTATE EQUITIES, L.P.
                                   a Delaware limited partnership
                                   Managing Member

                                   By:  ARE-QRS, CORP.,
                                          a Maryland corporation
                                          General Partner

                                          By: _______________________________
                                          Name:______________________________
                                          Its:_________________________________



                            Tenant:

                            ARENA PHARMACEUTICALS, INC.,
                            A Delaware corporation

                            By:______________________________
                               Jack Lief
                               President

                                    EXHIBITS

EXHIBIT "A"           DEMISED PREMISES

EXHIBIT "B"           WORK LETTER

EXHIBIT "C"           TENANT'S PERSONAL PROPERTY

EXHIBIT "D"           ESTOPPEL CERTIFICATE

EXHIBIT "E"           RULES AND REGULATIONS

EXHIBIT "F"           FORM OF LETTER OF CREDIT

                                   EXHIBIT "A"
                                DEMISED PREMISES


        PARCEL A:

      Parcel 10 of Parcel Map No. 17347, in the City of San Diego, County of San Diego, State of California as per the Map thereof, filed in the Office of the San Diego County Recorder on April 13, 1994 as File No. 1994-0242762 of Official Records.


        PARCEL B:

      A non-exclusive easement for ingress and egress by vehicular and pedestrian traffic and vehicle parking upon, over and across the "Common Area" for the benefit of the owner, present and future, and their respective successors and assigns, tenants, customers and invitees, together with a non-exclusive easement under and through the "Common Area" for the installation, maintenance, removal, and replacement of water drainage systems or structures, water mains, sewers, water sprinkler system lines, telephone or electrical conduits or systems, gas mains and any other public utility and/or service easements, as created, set forth, defined, described and granted in that certain "Declaration of Reciprocal Easements of the Sorrento Ridge Business Park Planned Industrial Development," recorded in the Office of the San Diego County Recorder April 13, 1994 as File No. 1994-0242763 of Official Records.

                                   EXHIBIT "B"
                                   WORK LETTER

                                   EXHIBIT "C"
                           TENANT'S PERSONAL PROPERTY

                                   EXHIBIT "D"
                              ESTOPPEL CERTIFICATE

        THIS TENANT ESTOPPEL CERTIFICATE ("Certificate"), dated as of ________, 19__, is executed by, Arena Pharmaceuticals, Inc. ("Tenant") in favor of ______________________________________________, together with its nominees, designees and assigns (collectively, "Purchaser"), and in favor of any lender of Purchaser, together with its nominees, designees and assigns (collectively, "Lender").

                                    RECITALS

        A. Purchaser and ARE-6166 Nancy Ridge, LLC, a Delaware limited liability company ("Landlord"), have entered into that certain Purchase and Sale Agreement and Joint Escrow Instructions, dated as of _____________ (the "Purchase Agreement"), whereby Purchaser has agreed to purchase, among other things, the improved real property located in the City of San Diego, California, more particularly described on Exhibit "A" attached to the Purchase Agreement (the "Property").

        B. Tenant and Landlord have entered into that certain Lease Agreement, dated as of ___________ (together with all amendments, modifications, supplements, guarantees and restatements thereof, the "Lease"), for a portion of the Property.

        C. Pursuant to the Lease, Tenant has agreed that upon the request of Landlord, Tenant would execute and deliver an estoppel certificate certifying the status of the Lease.

        D. In connection with the Purchase Agreement, Landlord has requested that Tenant execute this Certificate with an understanding that Purchaser will rely on the representations and agreements below in purchasing the Property and Lender will rely on the representations and agreements below in granting to Purchaser a loan.

        NOW, THEREFORE, Tenant certifies, warrants, and represents to Purchaser and Lender as follows:

        SECTION 1.  LEASE.

        Attached hereto as Exhibit "1" is a true, correct and complete copy of the Lease, including the following amendments, modifications, supplements, guarantees and restatements thereof, which together represent all of the amendments, modifications, supplements, guarantees and restatements thereof:
-------------------------------------------------------------------
-------------------------------------------------------------------.
(If none, please state "None.")

        SECTION 2.  LEASED PREMISES.

        Pursuant to the Lease, Tenant leases those certain premises (the "Leased Premises") consisting of approximately _______________ (________) rentable square feet within the Property, as more particularly described in the Lease. In addition, pursuant to the terms of the Lease, Tenant has the exclusive right to use the parking area located on the Property during the term of the Lease.

        SECTION 3.  FULL FORCE OF LEASE.

        The Lease has been duly authorized, executed and delivered by Tenant, is in full force and effect has not been terminated, except as follows:
_______________________________________________________________________________

__________________________________________________________________________.

        SECTION 4.  COMPLETE AGREEMENT.

        The Lease constitutes the complete agreement between Landlord and Tenant for the Leased Premises and the Property, except as modified by the Lease amendments noted above (if any), and has not been modified, altered or amended.

        SECTION 5.  ACCEPTANCE OF LEASED PREMISES.

        Tenant has accepted possession and is currently occupying the Leased Premises.

        SECTION 6.  LEASE TERM.

        The term of the Lease commenced on ______________ and ends on _______________, subject to the following options to extend:

 .
(If none, please state "None.")

        SECTION 7.  PURCHASE RIGHTS.

        Tenant has no right, title, or interest in the Leased Premises, other than as Tenant under the Lease. Tenant has no option, right of first refusal, right of first offer, or other right to acquire or purchase all or any portion of the Leased Premises or all or any portion of, or interest in, the Property, except as follows: ____________________________________________________________
________________________________________________________.


(If none, please state "None.")

        SECTION 8.  INTENTIONALLY OMITTED.


        SECTION 9.  RENT.

        (a) The obligation to pay Basic Annual Rent under the Lease commenced on ___________. The Rent under the Lease is current, and Tenant is not in default in the performance of any of its obligations under the Lease.

        (b) Tenant is currently paying Basic Annual Rent under the Lease in the amount of ___________________ Dollars ($__________) per month. Tenant is currently paying Improvement Rent under the Lease in the amount of ___________________ Dollars ($__________) per month. Tenant has not received and is not, presently, entitled to any abatement, refunds, rebates, concessions or forgiveness of Rent or other charges, free rent, partial rent, or credits, offsets or reductions in rent, except as follows: _____________________________
_______________________________________________.
(If none, please state "None.")

        (c) Tenant's estimated annual cost of Landlord's Operating Expenses is ________________ Dollars ($____________). The portion of Landlord's Operating Expenses being paid over time is ________________ Dollars ($____________) and is currently being paid at the rate of _____________________ Dollars ($__________) per month, payable to: __________________________.

        (d) There are no existing defenses or offsets against Rent due or to become due under the terms of the Lease, and to Tenant's actual knowledge, there presently is no default or other wrongful act or omission by Landlord under the Lease or otherwise in connection with Tenant's occupancy of the Leased Premises, nor is there a state of facts which with the passage of time or the giving of notice or both could ripen into a default on the part of Landlord under the Lease, except as follows: _____________________________________________________
_______________________________________________________________________________
____________________________________________.
(If none, please state "None.")

        SECTION 10.  SECURITY DEPOSIT.

        The amount of Tenant's security deposit held by Landlord under the Lease is _________________ Dollars ($ __________) [ in cash ] [ represented by a letter of credit issued by
_______________________________ ].

        SECTION 11.  PREPAID RENT.

        The amount of prepaid rent, separate from the security deposit, is ___________________ Dollars ($___________), covering the period from _________ to ________.

        SECTION 12.  INSURANCE.

        All insurance, if any, required to be maintained by Tenant under the Lease is presently in effect.

        SECTION 13.  PENDING ACTIONS.

        To Tenant's actual knowledge, there is not pending or threatened against or contemplated by the Tenant, any petition in bankruptcy, whether voluntary or otherwise, any assignment for the benefit of creditors, or any petition seeking reorganization or arrangement under the federal bankruptcy laws or those of any state.

        SECTION 14.  LANDLORD'S WORK.

        As of the date of this Certificate, to the best of Tenant's knowledge, Landlord has performed all obligations required of Landlord pursuant to the Lease; no offsets, counterclaims, or defenses of Tenant under the Lease exist against Landlord; and no events have occurred that, with the passage of time or the giving of notice, would constitute a basis for offsets, counterclaims, or defenses against Landlord, except as follows: _________________________________
_______________________________________________.
(If none, please state "None.")

        SECTION 15.  ASSIGNMENTS BY LANDLORD.

        Tenant has received no notice of any assignment, hypothecation or pledge of the Lease or rentals under the Lease by Landlord.

        SECTION 16.  ASSIGNMENTS BY TENANT.

        Except as listed below, Tenant has not sublet or assigned the Leased Premises or the Lease or any portion thereof to any sublessee or assignee. No one except Tenant, its employees, and approved visitors under joint development projects will occupy the Leased Premises. The address for notices to be sent to Tenant is as set forth in the Lease.

____________________________________________

        SECTION 17.  ENVIRONMENTAL MATTERS.

        The operation and use of the Leased Premises does not violate Section 38 of the Lease.

        SECTION 18.  INTENTIONALLY OMITTED.

        SECTION 19.  INTENTIONALLY OMITTED.

        SECTION 20.  NOTIFICATION BY TENANT.

      From the date of this Certificate and continuing until ____________, Tenant agrees to immediately notify Purchaser and Lender, in writing by registered or certified mail, return receipt requested, at the following addresses, on the occurrence of any event or the discovery of any fact that would make any representation contained in this Certificate inaccurate:

        If To [Purchaser]:   ____________________________
                 [ Lender ]  ____________________________
                             ____________________________

                             ____________________________
        With A Copy To:      ____________________________
                             ____________________________
                             ____________________________

       Tenant makes this Certificate with the knowledge that it will be relied upon by Purchaser and Lender in agreeing to purchase the Property.

         Tenant has executed this Certificate as of the date first written above by the person named below, who is duly authorized to do so.

                             TENANT

                             ARENA PHARMACEUTICALS, INC.,
                              a Delaware corporation


                             By:_____________________________
                             Name: __________________________
                             Its:  __________________________
ATTEST:

By: __________________________
Name: ________________________
Its:  Secretary                 (SEAL)

                                   EXHIBIT "E"
                              RULES AND REGULATIONS

                                   EXHIBIT "F"
                            FORM OF LETTER OF CREDIT

                            FIRST AMENDMENT TO LEASE


               THIS FIRST AMENDMENT TO LEASE (this "Amendment") is made and entered into as of June ___, 1998 (the "Effective Date") by and between ARE-6166 NANCY RIDGE, LLC, a Delaware limited liability company ("Landlord"), and ARENA PHARMACEUTICALS, INC. a Delaware corporation ("Tenant").

                                 R E C I T A L S

               A. Tenant and Landlord entered into that certain Lease (the "Lease"), dated as of April 30, 1998, pursuant to which Tenant leases the "Demised Premises" (as defined in the Lease). All capitalized terms used and not otherwise defined in this Amendment shall have the meanings set forth for the same in the Lease.

               B. Tenant desires to make additional improvements to the Leased Premises and Landlord desires to increase the amount of the Tenant Improvement Allowance.

               D. Landlord and Tenant now desire to amend the Lease in accordance with the terms and conditions of this Amendment.

                                A G R E E M E N T

               NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Landlord and Tenant hereby amend the Lease and covenant and agree as follows:

1.    Increase in Tenant Improvement Allowance. The Lease is amended by deleting
      Section 4.2 of the Lease in its entirety and inserting, in lieu thereof, the following new Section 4.2:

        " 4.2 Tenant may, at the option of Tenant, cause to be constructed one or more projects of tenant improvements to the Building (each such project being referred to as a "TI Project" and all TI Projects being collectively referred to as the "Tenant Improvements"). Each TI Project shall be subject to the terms of
Section 16 of this Lease and shall be completed in accordance with the work letter attached hereto as Exhibit "B"

(the "Work Letter"). Tenant shall be reimbursed, strictly in accordance with the terms of the Work Letter, for the cost to construct each TI Project in an aggregate amount for all TI Projects not to exceed One Million Eight Hundred Thousand Dollars ($1,800,000) (the "Tenant Improvement Allowance"). Three Hundred Thousand Dollars ($300,000) of the Tenant Improvement Allowance (the "Mezzanine Allowance") may only be used for a single TI Project to construct an additional mezzanine in the Building (the "New Mezzanine"). The Tenant Improvement Allowance, as limited by the Mezzanine Allowance, shall include the cost of construction (including changes required by law), project management by Tenant, cost of space planning, architect, engineering and other related services, building permits and other planning, testing and inspection fees, the cost of fixtures for the Demised Premises, the cost of permanent voice and data wiring within the Demised Premises, and the cost of signage affixed by Tenant to the Building."

2. Deficiency in Tenant Improvement Allowance. The Lease is amended by deleting Section 4.3 of the Lease in its entirety and inserting, in lieu thereof, the following new Section 4.3:

         "4.3 If Tenant submits to Landlord a construction budget which shows that the total cost of any TI Project (other than the New Mezzanine) will exceed the portion of the Tenant Improvement Allowance (excluding the Mezzanine Allowance) which is then unpaid (such difference being referred to as the "Deficiency"), Tenant shall, in accordance with this Section 4.3, pay a pro rata share of any sums properly requested in an "Advance Request" (as defined in the Work Letter). If there exists a Deficiency for any TI Project other than the New Mezzanine, Landlord's obligation to expend or disburse any portion of the Tenant Improvement Allowance (other than the Mezzanine Allowance) shall be limited, for each Advance Request, to an amount equal to (a) the total amount due under the Advance Request multiplied by (b) a fraction, the numerator of which is the undisbursed balance of the Tenant Improvement Allowance (excluding the Mezzanine Allowance) at the commencement of such TI Project and the denominator of which is the budget approved for such TI Project in accordance with the Work Letter.

               If Tenant submits to Landlord a construction budget which shows that the total cost of the New Mezzanine TI Project will exceed the portion of the Mezzanine Allowance which is then unpaid (such difference being referred to as the "Mezzanine Deficiency"), Tenant shall, in accordance with this Section 4.3, pay a pro rata share of any sums properly requested in an "Advance Request" (as defined in the Work Letter). If there exists a Mezzanine Deficiency, Landlord's obligation to expend or disburse any portion of the Mezzanine Allowance shall be limited, for each such Advance Request, to an amount equal to (a) the total amount due under the Advance Request multiplied by (b) a fraction, the numerator of which is the undisbursed balance of the Mezzanine Allowance at the commencement of the New Mezzanine TI Project and the denominator of which is the budget approved for the New Mezzanine TI Project in accordance with the Work Letter.

               Tenant shall have until December 31, 1999 (the "Improvement Expiration Date") to expend the unused portion Tenant Improvement Allowance and the Mezzanine Allowance, after which date Landlord's obligation to fund such costs shall expire."


3. New Exhibit "B". The existing Exhibit "B" (Work Letter) to the Lease is deleted in its entirety and the Exhibit "B" attached to this Amendment is substituted therefor.


4. Miscellaneous Amendments. Landlord acknowledges a scrivener's error on the signature page of the Lease and the Assignment of Option that incorrectly sets forth the party authorized to sign on behalf of the Landlord. Landlord further acknowledges and ratifies its obligations under the Lease and the Assignment of Option for the benefit of Tenant, its successors and assigns. In furtherance thereof, Landlord and Tenant have resigned (i) the signature page to the Lease, a copy of which is attached hereto as
      Schedule 1, and (ii) the signature page to the Assignment of Option, a copy of which is attached hereto as Schedule 2. Schedule 1 attached to this Amendment shall now constitute the signature page to the Lease for all purposes, and Landlord and Tenant are authorized to replace the signature page thereto. Schedule 2 attached to this Amendment shall now constitute the signature page to the Assignment of Option for all purposes, and Landlord and Tenant are authorized to replace the signature page thereto.

5.    Lease Remains Effective. Except as otherwise expressly provided herein,
      (i) the Lease shall remain unamended and in full force and effect, (ii) all of the terms, covenants and provisions of the Lease, as herein modified, are hereby ratified and reaffirmed, and (iii) Landlord and Tenant hereby agree to be bound by the terms of the Lease as modified by this Amendment. All reference herein and in the Lease to the "Lease" shall mean the Lease as modified hereby.

6. Counterparts. This Amendment may be executed in as many counterparts as may be deemed necessary and convenient, and by the different parties hereto on separate counterparts, each of which, when so executed, shall be deemed an original, but all such counterparts shall constitute one and the same instrument.

               IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first above written.

                             LANDLORD:

                             ARE - 6166 NANCY RIDGE, LLC,
                             a Delaware limited liability company

                             By:  ALEXANDRIA REAL ESTATE EQUITIES, L.P.,
                                  a Delaware limited partnership
                                  Managing Member

                                    By:  ARE-QRS, CORP.,
                                            a Maryland corporation
                                            General Partner

                                            By: _______________________________
                                            Name:______________________________
                                            Its:_______________________________


                             TENANT:

                             ARENA PHARMACEUTICALS, INC.,
                             a Delaware corporation

                             By:______________________________
                             Name:___________________________
                             Its:______________________________

                                   EXHIBIT "B"

                                   Work Letter

                                  SCHEDULE "1"

                        Revised Signature Page for Lease

                                  SCHEDULE "2"

                 Revised Signature Page for Assignment of Option



                                      B-3